UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material under § 240.14a-12
GoPro, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
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April 27, 2015
Dear Stockholders:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of GoPro Inc., which will be held virtually on Monday, June 8, 2015 at 10 a.m. (Pacific Time).  The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
The matters expected to be acted upon at the virtual Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our virtual Annual Meeting.
Sincerely,

Nicholas Woodman
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2015:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

GOPRO, INC.
3000 Clearview Way
San Mateo, California 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of GoPro, Inc. will be held virtually on Monday, June 8, 2015, at 10:00 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO, where you will be able to listen to the meeting live, submit questions and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.     To elect six directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.
Nicholas Woodman
Anthony Bates
Edward Gilhuly
Kenneth Goldman
Peter Gotcher
Michael Marks
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.
3.    To re-approve the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).
4.    To approve the GoPro Executive Bonus Plan.
5.    To hold an advisory vote on the frequency of future advisory votes on executive compensation.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 17, 2015 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the virtual meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.
Your vote as a GoPro, Inc. stockholder is very important. Each share of GoPro Class A common stock that you own represents one vote and each share of GoPro Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at http://investor.gopro.com/ or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, by calling (800) 937-5449, by writing to 6201 15th Avenue, Brooklyn, New York 11219 or by visiting their website at www.amstock.com.
By Order of the Board of Directors,

Nicholas Woodman
Chief Executive Officer
San Mateo, California
April 27, 2015

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

GOPRO, INC.
PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

GOPRO, INC.
3000 Clearview Way
San Mateo, California 94402

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

April 27, 2015
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GoPro, Inc. (“GoPro”) for use at GoPro’s 2015 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on June 8, 2015, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2015. An annual report on Form 10-K for the year ending December 31, 2014 shall be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 17, 2015 (“Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 90,030,572 shares of Class A common stock and 44,525,618 shares of Class B common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the virtual Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of Class A common stock held and ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the six individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Re-approval of limits of our 2014 Equity Incentive Plan (“2014 Plan”) to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) (“Section 162(m)”) of Internal Revenue Code of 1986, as amended (“Code”), will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval of the GoPro Executive Bonus Plan (“Bonus Plan”) will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. On the frequency of future advisory votes on executive compensation, you may vote to have such advisory votes every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or you may “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be considered the advisory vote of our stockholders. If you elect to abstain from voting on this proposal, the abstention will not have any effect on the vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. All of the other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon except where brokers can exercise discretion on “routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” each of the directors named in this Proxy Statement (“Proposal 1”), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (“Proposal 2”), “FOR” the re-approval of the Section 162(m) limits (“Proposal 3”), “FOR” the approval of the Bonus Plan (“Proposal 4”) and to hold future advisory votes on executive compensation every “THREE YEARS” (“Proposal 5”). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated, other than as referenced in “Proposal No. 3—Re-Approval of the Section 162(m) Limits of the 2014 Equity Incentive Plan—Certain Interests of Directors” and other than as referenced in “Proposal No. 4—Approval of the GoPro Executive Bonus Plan—Certain Interests of Directors.”
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•
vote via the virtual meeting website— any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/GPRO, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. (Pacific Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on June 7, 2015. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 5, you may select “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or you may “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
GoPro will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, GoPro and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, GoPro will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, GoPro, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to the Corporate Secretary of GoPro (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
GoPro is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company (“Corporate Governance Guidelines”). Our Corporate Governance Guidelines are available in the Investor Relations section of our website, which is located at http://investor.gopro.com, by clicking on “Corporate Governance.” Our nominating and governance committee reviews the Corporate Governance Guidelines annually, and recommends changes to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors, including the separation of the chairperson and chief executive officer roles and/or appointment of a lead independent director of our board of directors, and makes such recommendations to our board of directors with respect thereto as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: scheduling and preparing agendas for meetings of the independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; ensuring our board of directors is fulfilling its oversight responsibilities in strategy, risk oversight and succession planning; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our Chief Executive Officer, Mr. Woodman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and strategic vision. Because Mr. Woodman serves in both these roles, our board of directors appointed Michael Marks to serve as our lead independent director. As lead independent director, Mr. Marks will, among other responsibilities, preside over regularly scheduled meetings at which only our independent directors are present, serve as a liaison between the Chairman and the President and the independent directors, and perform such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines the appropriate level of risk for GoPro, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. The compensation and leadership committee reviews risks and exposures associated with compensation plans and programs, including incentive plans. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Director Independence
Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the NASDAQ Global Select Market (“NASDAQ”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of NASDAQ provide that a director is independent only if the board of directors affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.
Applying these standards, our board of directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
As a result of this review, our board of directors determined that Messrs. Gilhuly, Goldman, Gotcher and Marks, representing four of our six directors, are “independent directors” as defined under the applicable rules, regulations and listing standards of NASDAQ and applicable rules and regulations promulgated by the SEC.  All members of our audit committee, compensation and leadership committee and nominating and governance committee must be independent directors under the applicable rules, regulations and listing standards of NASDAQ. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GoPro or any of our subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of GoPro or any of our subsidiaries. Members of the compensation and leadership committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing standard with respect to their affiliation with GoPro and any consulting, advisory or other fees they may have received from us. Our board of directors has determined that all members of our audit committee, compensation and leadership committee and nominating and governance committee are independent and satisfy the relevant SEC and NASDAQ independence requirements for such committees.
Board Committees
Our board of directors has established an audit committee, a compensation and leadership committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation and leadership committee and nominating and governance committee are available, without charge, upon request in writing to GoPro, Inc., 3000 Clearview Way, San Mateo, California 94402, Attn: General Counsel or by clicking on “Corporate Governance” in the Investor Relations section of our website, http://investor.gopro.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Goldman, who serves as the chairman, and Messrs. Gilhuly and Gotcher. Our board of directors has determined that each member of the audit committee meets the requirements for independence under the applicable rules, regulations and listing standards of NASDAQ and applicable rules and regulations promulgated by the SEC. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. Goldman is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee, among other things:

•	reviews the financial information which will be provided to stockholders and others;

•	reviews our system of internal controls with management by consulting with management, our internal compliance team and the independent auditors;

•	appoints, retains and oversees the performance of the independent registered public accounting firms;

•	oversees our accounting and financial reporting processes and the audits of our financial statements;

•	pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm; and

•	reviews related party transactions and proposed waivers of our Code of Business Conduct and Ethics.
Compensation and Leadership Committee
Our compensation and leadership committee is comprised of Mr. Marks, who serves as the chairman, and Messrs. Gilhuly and Gotcher. Our board of directors has determined that each member of our compensation and leadership committee meets the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) and is “independent” as defined in Section 5605(a)(2) of the NASDAQ rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation and leadership committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation and leadership committee, among other things:

•	reviews and determines the compensation of our executive officers and other executives reporting to the Chief Executive Officer;

•	administers our equity incentive plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.
The compensation and leadership committee engaged an independent executive compensation consulting firm, Compensia, Inc. (“Compensia”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for 2014. Specifically, Compensia was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices;

•
review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation and leadership committee; and

•	review market practices on employee stock purchase plans and other equity programs.
During 2014, Compensia worked directly with the compensation and leadership committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The compensation and leadership committee has determined that none of the work performed by Compensia during 2014 raised any conflict of interest.
Nominating and Governance Committee
The nominating and governance committee is comprised of Mr. Gilhuly, who serves as the chairman, and Mr. Marks. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence under current NASDAQ rules, regulations and listing standards. Our nominating and governance committee, among other things:

•	identifies, evaluates and recommends nominees, including stockholder nominees, to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees and related compensation;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our board of directors concerning corporate governance matters.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation and leadership committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or our compensation and leadership committee.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors (“Code of Conduct”). Our Code of Conduct is available on the Investor Relations section of our website located at http://investor.gopro.com by clicking on “Corporate Governance.”
Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2014, our board of directors met seven times, including telephonic meetings, the audit committee held six meetings, the compensation and leadership committee held six meetings and the nominating and governance committee held two meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by our board of directors and by all committees of our board of directors on which such director served (during the period that such director served on our board of directors and any committee).
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in July 2014 and did not have an annual meeting of our stockholders in 2014.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Mr. Marks, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our General Counsel.

All communications are reviewed by our General Counsel and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.
The address for these communications is:
GoPro, Inc.
c/o General Counsel
3000 Clearview Way
San Mateo, California 94402

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our board of directors currently consists of six directors. Each of our directors will stand for election at the Annual Meeting to be held on June 8, 2015 and shall serve for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Shares represented by proxies will be voted “FOR” the election of each of the six nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
Nominees to the Board of Directors
The nominees, and their ages, occupations and length of board service as of December 31, 2014, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Nicholas Woodman	39	Chief Executive Officer and Chairman, GoPro, Inc.	2004
Anthony Bates	47	President, GoPro, Inc.	2014
Edward Gilhuly (1)(2)(3)	55	Managing Partner, Sageview Capital	2011
Kenneth Goldman(3)	65	Chief Financial Officer, Yahoo! Inc.	2013
Peter Gotcher(2)(3)	55	Independent Investor	2014
Michael Marks(1)(2) †	64	Founding Partner, Riverwood Capital	2011
__________________

(1)	Member of the nominating and governance committee

(2)	Member of the compensation and leadership committee

(3)	Member of the audit committee

†	Lead Independent Director
Nicholas Woodman founded our company and has served as our Chief Executive Officer and a member of the board of directors since inception, as Chairman since January 2014 and as President from our inception until June 2014. Mr. Woodman holds a B.A. in Visual Arts from the University of California, San Diego. We believe Mr. Woodman’s experience as the founder of GoPro and his knowledge of our products and customers give him the experience and leadership capabilities that qualify him to serve as member of our board of directors.
Anthony Bates has served as our President and as a member of our board of directors since June 2014. From June 2013 until March 2014, Mr. Bates was the Executive Vice President, Business Development and Evangelism and was a member of the board of directors of Microsoft Corporation, a software company. Mr. Bates was the Chief Executive Officer of Skype Inc., a provider of software applications and related Internet communications products, from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as the President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., a networking equipment provider, most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the board of directors of Ebay Inc., a global ecommerce website, and Sirius X.M. Holdings Inc., a satellite radio system operator and broadcaster. We believe that Mr. Bates is qualified to serve on our board of directors due to his extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support areas.
Edward Gilhuly has served on our board of directors since March 2011. Mr. Gilhuly is the Founder and has served as Managing Partner at Sageview Capital, a private investment firm since May 2006. Prior to forming Sageview Capital, Mr. Gilhuly worked for 19 years at Kohlberg Kravis Roberts & Co., a private equity firm, where he was a Partner from 1994 to 2005 and a member of the firm’s investment committee from its formation in 2000 until his departure in 2005. Mr. Gilhuly currently serves on the board of directors of Envivio, Inc. and four private companies and the board of trustees of Duke University. He is also the Chairman of the board of directors of the Duke Management Company. Mr. Gilhuly holds a B.A. in Economics and History from Duke University and an M.B.A. from Stanford University. We believe Mr. Gilhuly is qualified to serve as a member of our board of directors based on his experience on the boards of directors of numerous companies, his extensive corporate management experience and his significant experience in private equity and finance.

Kenneth Goldman has served on our board of directors since December 2013. Since October 2012, Mr. Goldman has served as the Chief Financial Officer of Yahoo! Inc., an Internet commerce website. From September 2007 to October 2012, he was Chief Financial Officer of Fortinet Inc., a provider of threat management technologies. From November 2006 to August 2007, Mr. Goldman served as Executive Vice President and Chief Financial Officer of Dexterra, Inc., a mobile enterprise software company. From August 2000 until March 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services. Mr. Goldman currently serves on the board of directors of NXP Semiconductor N.V., Gigamon Inc. and Yahoo! Japan, as well as the Trustee Emeritus of Cornell University. Mr. Goldman holds a B.A. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve as a member of our board of directors based on his experience on the boards of directors of numerous companies, his extensive executive experience and his service as a member of the Financial Accounting Standards Board Advisory Council. He provides a high level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight.

Peter Gotcher has served on our board of directors since June 2014. Mr. Gotcher is an independent private investor focusing on investments in digital media technology companies. From September 1999 to June 2002, Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm. Prior to that, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to 1999. Mr. Gotcher founded Digidesign, Inc., a manufacturer of digital audio workstations, and served as its President, Chief Executive Officer and Chairman from 1984 until it was acquired by Avid Technology, a media software company, in 1995. He served as the Executive Vice President of Avid Technology from 1995 to 1996. Mr. Gotcher currently serves on the board of directors of Pandora Media, Inc. and is the Chairman of the board of directors of Dolby Laboratories, Inc. He also serves on the board of trustees of the Berklee College of Music. Mr. Gotcher holds a B.A. in English Literature from the University of California at Berkeley. We believe Mr. Gotcher is qualified to serve as a member of our board of directors based on his broad understanding of the operational, financial and strategic issues facing public companies and his background providing guidance to companies in the digital media industry.
Michael Marks has served on our board of directors since February 2011. Mr. Marks has been a Founding Partner of Riverwood Capital, a private equity firm, since March 2007. From August 2007 to November 2007, Mr. Marks was interim Chief Executive Officer of Tesla Motors, Inc., an electric vehicle designer and manufacturer. Mr. Marks was a senior adviser from January 2007 to January 2008 and a member from January 2006 to January 2007 at Kohlberg Kravis Roberts & Co., a private equity firm. From January 1994 to January 2006, Mr. Marks was Chief Executive Officer of Flextronics. Mr. Marks currently serves as a member of the board of directors of Schlumberger Limited and SanDisk Corporation, where he is currently Chairman. Mr. Marks holds a B.A. and an M.A. in Psychology from Oberlin College and an M.B.A. from Harvard Business School. We believe Mr. Marks is qualified to serve as a member of our board of directors based on his significant experience as the chief executive officer and member of the boards of directors of various companies, his expertise in financial and accounting matters and his expertise in private equity matters.
There are no family relationships among our current directors and officers.
Director Compensation
The following table provides information for 2014 concerning all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2014. Nicholas Woodman, our Chief Executive Officer, and Anthony Bates, our President, are not included in the table below because they did not receive additional compensation for their services as directors. The compensation received by Mr. Woodman and Mr. Bates as employees is shown below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Edward Gilhuly	—	36,589(3)	151,943(4)	—	—	—	188,532
Kenneth Goldman	—	45,760(5)		—	—	—	45,760
Peter Gotcher	—	29,992(6)	157,823(7)	—	—	—	187,815
Michael Marks	—	41,175(8)	151,943(9)	—	—	—	193,118
Jill Woodman(10)	—	—	—	—	—	—	—
John Ball(11)	—	—	—	—	—	—	—

__________________

(1)
The amounts reported in this column represent the aggregate grant date value of restricted stock units (“RSUs”) made to directors in 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

(2)	The amounts reported in this column represent the aggregate grant date value of option awards made to directors in 2014 computed in accordance with FASB ASC Topic 718.

(3)
On July 30, 2014, Mr. Gilhuly received 790 RSUs which vest as to 25% of the shares in each quarter following the date of grant, with the final 25% to vest on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors. As of December 31, 2104, 396 of the RSUs remained unvested.

(4)
On July 30, 2014, Mr. Gilhuly received a stock option to purchase 6,464 shares of common stock which shall vest in full on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors on such date.

(5)
On July 30, 2014, Mr. Goldman received 988 RSUs which vest as to 25% of the shares in each quarter following the date of grant, with the final 25% to vest on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors. As of December 31, 2014, 495 of the RSUs remained unvested.

(6)
On June 2, 2014, Mr. Gotcher received 1,630 RSUs which vest in equal quarterly installments over one year from the date of grant, subject to the director’s continuous service on our board of directors. As of December 31, 2014, 815 of the RSUs remained unvested.

(7)
On June 2, 2014, Mr. Gotcher received a stock option to purchase 17,234 shares of common stock which shall vest in full on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors on such date.

(8)
On July 30, 2014, Mr. Marks received 889 RSUs which vest as to 25% of the shares in each quarter following the date of grant, with the final 25% to vest on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors. As of December 31, 2014, 445 of the RSUs remained unvested.

(9)
On July 30, 2014, Mr. Marks received a stock option to purchase 6,464 shares of common stock which shall vest in full on June 8, 2015, the date of our Annual Meeting, subject to the director’s continuous service on our board of directors on such date.

(10)	Ms. Woodman, the wife of our Chief Executive Officer, Nicholas Woodman, resigned as a member of our board of directors effective as of May 16, 2014.

(11)	Mr. Ball resigned as a member of our board of directors effective as of June 25, 2014.
Non-Employee Director Compensation Arrangements
In June 2014, our board of directors adopted a new non-employee director compensation policy. Pursuant to the policy, immediately following each annual meeting of our stockholders, we will grant each non-employee director a stock option having a grant date fair value computed in accordance with FASB ASC Topic 718 equal to $150,000. Each such stock option will have a ten-year term and will vest in full on the earlier of the one-year anniversary of the date of grant or on the date of the next annual meeting of our stockholders, subject to the director’s continuous service on our board of directors. In addition, immediately following each annual meeting of our stockholders, we will grant each non-employee director RSUs having a fair market value on the grant date equal to $30,000. The shares underlying each RSU grant will vest as to 25% in each quarter following the date of grant with the final 25% to vest on the earlier of the date of the next annual meeting of stockholders or the one year anniversary of the date of grant, subject to the director’s continuous service on our board of directors. The stock options and RSUs described above will accelerate and vest in full in the event of a change in control. Directors who are appointed to our board of directors between the annual meetings of our stockholders will receive pro-rated stock option and RSU grants.
In addition to the annual stock option and RSU grants for service as a member of our board of directors, our policy provides for additional annual RSU grants to the chairs of each committee of our board of directors with a fair market value on the grant date equal to the following:

•	$20,000 for the chair of our audit committee;

•	$15,000 for the chair of our compensation and leadership committee; and

•	$10,000 for the chair of our nominating and governance committee.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.
OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE SIX NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm to perform the audit of GoPro’s financial statements for 2015 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, GoPro has determined that it is good practice to request ratification of this selection by the stockholders. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm.
PricewaterhouseCoopers LLP audited GoPro’s financial statements for 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for GoPro’s audit.
In addition to performing the audit of GoPro’s consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during 2013 and 2014. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from GoPro. During 2013 and 2014, fees for services provided by PricewaterhouseCoopers LLP were as follows:

Fees Billed to GoPro	2013	2014
Audit fees(1)	$2,375,000	$3,012,300
Audit related fees	—	—
Tax fees(2)	170,605	469,013
All other fees	—	—
Total fees	$2,545,605	$3,481,313
__________________

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our Registration Statements on Form S-1 related to our initial public offering in July 2014 and our follow-on offering in November 2014; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
“Tax fees” include fees for tax compliance, advice and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters; transfer pricing, international tax structure planning, assistance with indirect sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

RE-APPROVAL OF THE SECTION 162(M) LIMITS OF THE 2014 EQUITY INCENTIVE PLAN
General
Our 2014 Plan became effective in June 2014 in connection with our initial public offering. The 2014 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, RSUs and performance awards.
We believe that future business success and our ability to remain competitive depend on our continuing efforts to attract, retain and motivate highly qualified personnel. In order to be competitive as an employer in our industry, we rely, among other things, on our equity-based compensation programs, including the grant of stock options and other awards under the 2014 Plan, to attract and retain qualified people. Allowing employees to participate in owning shares of our common stock helps to align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are necessary in our industry.
Proposal
In February 2015, our board of directors directed us to submit the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan to our stockholders for re-approval for purposes of Section 162(m). The material terms solicited for re-approval are described below under “Summary of the 2014 Plan,” and include the employees eligible to receive compensation, the performance criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any employee under the 2014 Plan or the formula used to calculate the amount of such compensation if the performance goal is attained.
We are asking our stockholders to approve the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan pursuant to Section 162(m) to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this re-approval so that we may deduct for federal income tax purposes gains attributable to awards under the 2014 Plan that, when added to the compensation payable by us to certain executive officers in any single year, exceed $1,000,000.
Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any single year. Compensation includes, without limitation, cash compensation; ordinary income arising from the exercise of stock options that are nonqualified stock options, restricted stock awards, stock appreciation rights and RSUs; ordinary income arising from disqualifying dispositions of stock options that were granted as incentive stock options or under our Employee Stock Purchase Plan; and ordinary income arising from stock bonus awards and performance awards conferred in cash or shares. The executive officers whose compensation is subject to deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m) of the Code, which generally includes our Chief Executive Officer and certain of our most highly-compensated officers and excludes in all cases our Chief Financial Officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1,000,000 in a single year. Certain awards granted under the 2014 Plan permit our compensation committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). For these awards to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms, share limits, performance award dollar limit and performance criteria of the 2014 Plan at the Annual Meeting.
Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2014 Plan will qualify for exemption under Section 162(m). However, the 2014 Plan is structured with the intention that our compensation and leadership committee will have the discretion to make awards under the 2014 Plan that may qualify as “performance-based” compensation and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit and performance criteria under the 2014 Plan. Subject to the requirements of Section 162(m), if the material terms under our 2014 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2014 Plan to our “covered employees” as defined in Section 162(m), or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.
Summary of the 2014 Plan
We adopted the 2014 Plan, which became effective in June 2014, as the successor to our 2010 Equity Incentive Plan (“2010 Plan”). We initially reserved 13,809,488 shares of our Class A common stock to be issued under our 2014 Plan. The number of shares reserved for issuance under our 2014 Plan increased automatically by 4,757,202 on January 1, 2015 and will increase automatically on the first day of January of each of 2016 through 2024 by the number of shares equal to 3% of the total outstanding shares of our common stock

(which includes outstanding shares of our Class A common stock, outstanding shares of our Class B common stock, outstanding stock options and outstanding RSUs) as of the immediately preceding December 31. However, our board of directors may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our 2014 Plan:

•
shares subject to stock options or stock appreciation rights granted under our 2014 Plan that cease to be subject to the stock option or stock appreciation right for any reason other than exercise of the stock option or stock appreciation right;

•	shares subject to awards granted under our 2014 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2014 Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);

•	shares issuable upon the exercise of stock options or subject to other awards under our 2010 Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise;

•	shares issued under our 2010 Plan that are forfeited or repurchased by us; and

•	shares subject to awards under our 2010 Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award.
No person may be granted stock awards covering more than 500,000 shares of our Class A common stock under the 2014 Plan during any calendar year other than a new employee of ours, who will be eligible to receive no more than 1,000,000 shares of our Class A common stock under the 2014 Plan in the calendar year in which the employee commences employment. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such stock awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. No more than 134,702,290 Shares shall be issued pursuant to the exercise of ISOs.

Our 2014 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. As of December 31, 2014, approximately 970 individuals are eligible to participate in the 2014 Plan.
Administration

Our 2014 Plan is administered by our compensation and leadership committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation and leadership committee. The compensation and leadership committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. The compensation and leadership committee has the authority to reprice any outstanding stock award (by reducing the exercise price of any outstanding option, canceling an option in exchange for cash or another equity award or any other action that may be deemed a repricing under generally accepted accounting provisions) under the 2014 Plan without the approval of our stockholders. To date the compensation and leadership committee has not repriced any stock award.
Stock options
Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements adopted by the compensation and leadership committee. The compensation and leadership committee determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our Class A common stock on the date of grant, except where a higher exercise price is required in the case of certain incentive stock options, as described below.
We anticipate that in general, stock options will vest over a four-year period. Stock options may vest based on time or achievement of performance conditions. Our compensation and leadership committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The compensation and leadership committee determines the term of stock options granted under the 2014 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested stock options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates is terminated for cause, then the option terminates immediately. If an optionholder’s service relationship with us or any of our affiliates terminates due to disability, the optionholder may exercise any vested options for a period of six months. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within three months following termination of service other than for cause or due to disability, the optionholder or a beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its maximum term.
Acceptable consideration for the purchase of Class A common stock issued upon the exercise of a stock option is determined by the compensation and leadership committee and may include cash, check or other legal consideration approved by the compensation and leadership committee, including a broker-assisted cashless exercise, the tender of Class A common stock or Class B common stock previously owned by the optionholder, cancellation of our indebtedness to the optionholder or waiver of compensation due to the optionholder for services rendered.
Unless the compensation and leadership committee provides otherwise, stock options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may, however, designate a beneficiary who may exercise the stock option following the optionholder’s death.
Limitations on incentive stock options
Incentive stock options may be granted only to employees of ours or our parent or subsidiary companies. The aggregate fair market value, determined at the time of grant, of shares of our Class A common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock comprising more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.
Restricted stock awards
Restricted stock awards are granted pursuant to restricted stock award agreements adopted by our compensation and leadership committee. A restricted stock award is an offer by us to sell shares of our Class A common stock subject to restrictions. The price, if any, of a restricted stock award is determined by our compensation and leadership committee. Restricted stock awards may be granted in consideration for cash, check, past or future services rendered to us or our affiliates, or any other form of legal consideration determined by the compensation and leadership committee. Shares of Class A common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture restriction in our favor in accordance with a vesting schedule to be determined by the compensation and leadership committee. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the compensation and leadership committee. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or subject to repurchase upon the participant’s cessation of continuous service for any reason.
RSUs
RSUs are granted pursuant to RSU agreements adopted by our compensation and leadership committee. RSUs represent the right to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of that right because of termination of the holder’s services to us or the holder’s failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we may deliver to the holder of the RSU whole shares of our Class A common stock, which may be subject to additional restrictions, cash or a combination of our Class A common stock and cash. Our compensation and leadership committee may also permit the holders of the RSUs to defer payment to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
Stock appreciation rights
Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the compensation and leadership committee. Stock appreciation rights provide for a payment, or payments, in cash or shares of our Class A common stock, to the holder based upon the increase in the fair market value of our Class A common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). The payment may occur upon the exercise of a stock appreciation right or deferred with such interest or dividend equivalent, if any, as our compensation and leadership committee determines, provided that the terms of the stock appreciation right and any deferral satisfy the requirements of Section 409A of the Code. The compensation and leadership committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Class A common stock on the date of grant. Stock appreciation rights may vest based on continued service or achievement of performance conditions. Stock appreciation rights expire under the same rules that apply to stock options.
Performance awards
The 2014 Plan permits the grant of performance stock awards and performance cash awards that may qualify as “performance-based” compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m). To assure that the compensation attributable to performance-based awards will so qualify, our compensation and leadership committee can structure such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. Performance awards are distinct from the other equity awards (such as options, restricted stock awards, RSUs and stock appreciation rights) provided under the 2014 Plan. No person will be eligible to receive more than $1,000,000 in performance awards in any calendar year under the 2014 Plan. While other equity-based awards may be structured to vest, in whole or in part, upon the achievement of performance goals, those other awards are not performance awards within the meaning of the 2014 Plan and therefore are only subject to the share limitations discussed above, rather than this $1,000,000 limitation.
Other stock awards
Our compensation and leadership committee may grant other awards based in whole or in part by reference to our Class A common stock. The compensation and leadership committee sets the number of shares under the award and all other terms and conditions of such awards.
Changes to capital structure
In the event that there is a specified type of change in our capital structure, such as a stock split, stock dividend, recapitalization, combination, reclassification or similar change in the capital structure of our company, without consideration appropriate adjustments will be made to (a) the class and maximum number of shares reserved under the 2014 Plan, (b) the class and maximum number of shares subject to stock options, stock appreciation rights and performance stock awards that can be granted in a calendar year, (c) the class and maximum number of shares that may be issued upon exercise of incentive stock options, (d) the maximum number of shares that may be awarded to a member of our board of directors, and (e) the number of shares and exercise price, if applicable, of all outstanding stock awards.
Corporate transactions
The 2014 Plan provides that, in the event of a sale, lease or other disposition of all or substantially all of our assets, or specified types of mergers or consolidations (each, a “corporate transaction”) any of the following may occur: outstanding awards may be continued if we are the successor entity; outstanding awards may be assumed by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding; awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash or securities of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or the vesting, exercisability and expiration of outstanding awards may be accelerated. Awards held by directors who are not employees of ours or our parent or subsidiary companies will immediately vest as to all or any portion of the shares subject to the stock award and will become exercisable at such times and on such conditions as the compensation and leadership committee determines.
Plan suspension or termination
Our board of directors has the authority to suspend or terminate the 2014 Plan at any time provided that such action does not impair the existing rights of any participant. The 2014 Plan will terminate on June 25, 2024.

The summary of the 2014 Plan provided above is a summary of the principal features of the 2014 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the full text of the 2014 Plan which is attached as Appendix A to this Proxy Statement.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2014 Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
Stock Options and Stock Appreciation Rights
A recipient of a stock option or stock appreciation right will not recognize taxable income upon the grant of those awards. For nonqualified stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.
Restricted Stock Awards
For restricted stock awards, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
RSUs
A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).
Other Share-Based Awards
The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.
Performance Awards
No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.
Tax Consequences to Us
As described above, Section 162(m) denies an income tax deduction to any publicly held corporation for compensation paid to its covered employees in a taxable year to the extent compensation to such covered employee exceeds $1,000,000 in a given year. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Compensation that qualifies as “performance-based” compensation is disregarded for purposes of the Section 162(m) deduction limitations described above. Generally, compensation attributable to certain stock or other awards will qualify as “performance-based” compensation if the 2014 Plan contains per-employee limitations, the award is granted by a committee of our board of directors consisting solely of two or more “outside directors” and the compensation is payable only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the 2014 Plan under which the award is granted have been approved by stockholders. A stock option or stock appreciation right shall be considered “performance-based” compensation as described in the previous sentence solely by meeting the following requirements: the 2014 Plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the 2014 Plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
New 2014 Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of our compensation and leadership committee, or by our board of directors acting in place of our compensation and leadership committee. Future awards to our directors, officers, employees and consultants under the 2014 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time.

History of Grants

As of December 31, 2014, options to purchase a total of 572,828 shares had been granted under the 2014 Plan, of which, none have been exercised and 570,228 remained outstanding with weighted-average exercise price of $54.90 per share. As of December 31, 2014, 522,841 RSUs had been granted under the 2014 Plan, of which 518,826 RSUs remained outstanding. The closing price per share of our common stock as reported by NASDAQ on the Record Date was $44.62. The following table summarizes the grants made to our named executive officers (“Named Executive Officers”), all current executive officers as a group, all current non-employee directors as a group, and all current employees (excluding our executive officers and directors) as a group, from the inception of the 2014 Plan through December 31, 2014:

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Other Awards
Nicholas Woodman, Chief Executive Officer and Chairman	-	-
Jack Lazar, Chief Financial Officer	-	-
Anthony Bates, President and Director	-	-
Nina Richardson, Former Chief Operating Officer	-	-
Sharon Zezima, General Counsel	-	-
All current executive officers as a group (5 persons)	-	-
All current non-employee directors as a group (4 persons)	12,928	1,336
All current employees as a group (excluding executive officers)	557,300	517,490

Certain Interests of Directors
In considering the recommendation of our board of directors with respect to the re-approval of the material terms of the 2014 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2014 Plan. Please see “Proposal No. 1—Election of Directors—Director Compensation” for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RE-APPROVAL OF THE SECTION 162(M) LIMITS OF OUR 2014 EQUITY INCENTIVE PLAN

PROPOSAL NO. 4

APPROVAL OF EXECUTIVE BONUS PLAN

We are asking our stockholders to approve adoption of the GoPro Executive Bonus Plan (the “Bonus Plan”). The compensation and leadership committee of the Board adopted the Bonus Plan on February 4, 2015, subject to stockholder approval. If approved, the Bonus Plan will become effective in 2015. If our stockholders do not approve the Bonus Plan, bonus payments will not be made under the Bonus Plan to our covered employees (as defined below) in 2016.

The Bonus Plan is an important component of our overall strategy to pay our employees for delivering performance in measurable results. The purposes of the Bonus Plan are to motivate key employees by tying compensation to performance, to reward exceptional performance that supports our overall objectives, and to attract and retain top-performing employees.

The Board would like to maintain the flexibility of potentially claiming a tax deduction in respect of bonuses paid to executive officers for federal income tax purposes, and to that end, recommends that our stockholders approve the Bonus Plan. Generally, under Section 162(m), the federal income tax deductibility of compensation paid to “covered employees” (which generally includes our Chief Executive Officer and certain of our most highly-compensated officers and excludes in all cases our Chief Financial Officer) under Section 162(m) may be limited to the extent that it exceeds $1,000,000 in any one year. However, we can deduct compensation in excess of that amount if (i) the compensation qualifies as “performance-based” compensation, (ii) is administered and certified by a committee of the Board meeting certain independence requirements, and (iii) is approved by our stockholders, in each case as required under Section 162(m).

Because of the fact-based nature of the “performance-based” compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the bonus payments under the Bonus Plan will qualify for exemption under Section 162(m) or that we will claim any such deduction for any particular bonus or all bonuses under the Bonus Plan. For bonuses relating to 2015, we do not intend to claim any deduction for participation under the Bonus Plan by covered employees. However, we have structured the Bonus Plan with the intention that, contingent upon and following stockholder approval of the Bonus Plan, bonus payments made thereunder beginning in 2016 may be eligible for deductibility as “performance-based” compensation within the meaning of Section 162(m).

One of the requirements of “performance-based” compensation is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to bonus payments under the Bonus Plan, each of these aspects is discussed below, and stockholder approval of the Bonus Plan is intended to constitute approval of each of these aspects of the Bonus Plan for purposes of the approval requirements of Section 162(m).

Below is a summary of the principal provisions of the Bonus Plan. This Bonus Plan is described in more detail in our “Compensation Discussion and Analysis” (beginning on page 28). We have attached the Bonus Plan as Appendix B to this Proxy Statement, and the following description of the Bonus Plan is qualified in its entirety by reference to that Appendix. Any stockholder who wishes to obtain a copy of the Bonus Plan may do so by written request to the Corporate Secretary at GoPro, Inc., 3000 Clearview Way, San Mateo, California 94402.

Proposal 4 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of this proposal.

Administration

The compensation and leadership committee will administer the Bonus Plan and any bonus payment made thereunder. Compensation and leadership committee members must qualify as “outside directors” under Section 162(m) in order for bonus payments under the Bonus Plan to qualify as deductible “performance-based” compensation under Section 162(m). Our compensation and leadership committee members meet this requirement. Subject to the terms of the Bonus Plan, the compensation and leadership committee has the sole discretion to determine the executive employees who will participate and the amounts, terms and conditions applicable to such participation.

Participants

In selecting participants for the Bonus Plan, the compensation and leadership committee will choose those key employees (such group includes all officers with the title of Vice President and above) who the compensation and leadership committee believes are most likely to make significant contributions to our success. There are currently 14 key employees (such group includes all officers with the title of Senior Vice President and above) participating in the Bonus Plan. Participation in future years is at the discretion of the compensation and leadership committee. Although participation is in the discretion of the compensation and leadership committee, because our executive officers are eligible for participation in the Bonus Plan, each such executive officer has an interest in this Proposal 4. The interests of executive officers are described in more detail in our “Compensation Discussion and Analysis” (beginning on page 28). Information about 2015 awards contingent upon stockholder approval is presented below under “New Plan Benefits.”

Performance Period and Performance Goals

The compensation and leadership committee will determine the performance period (which shall in no event exceed a period of twelve (12) months) for measuring actual performance (each a “performance period”) under the Bonus Plan. Currently, the performance period under the Bonus Plan is our fiscal year, which is the calendar year.

The compensation and leadership committee will establish for each performance period (a) the performance goals based on business criteria and the target levels of performance, and (b) a formula for calculating a participant’s bonus payment based on actual performance compared to the pre-established performance goals. Currently, participants under the Bonus Plan are eligible to earn a bonus calculated as a percentage of such participant’s base pay (as adjusted and prorated as provided under the Bonus Plan), with 30% of such bonus contingent upon a participant’s achievement of individual performance goals and 70% of such bonus contingent upon our achievement of company performance goals. To the extent we may seek a deduction under Section 162(m) as to any bonuses contingent upon achievement of individual performance goals for covered employees, those goals must be objective, pre-established, and measurable. As we do not expect to claim a tax deduction for bonuses to covered employees for tax year 2015, the foregoing would only apply, if at all, to bonuses to be earned in later tax years.

Performance goals under the Bonus Plan may be based on one or more of the following business criteria, as determined and approved by the compensation and leadership committee: profit before tax, billings, revenue; net revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings), operating income, operating margin, operating profit, controllable operating profit, net operating profit, net profit, gross margin, operating expenses, operating expenses as a percentage of revenue, net income, earnings per share, total stockholder return, market share, return on assets or net assets, our stock price, growth in stockholder value relative to a pre-determined index, return on equity, return on invested capital, cash flow (including free cash flow or operating cash flows), cash conversion cycle, economic value added, individual confidential business objectives, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, bookings, attainment of objective operating goals and employee metrics and any other metric that is capable of measurement as determined by the compensation and leadership committee.

The performance period(s), individual performance goals and company performance goal(s) will generally be adopted by the compensation and leadership committee in writing prior to the start of the performance period. While such performance goals may be established after the start of the applicable performance period, any such goals applicable to participation by covered employees must be established no later than the latest time permitted by the Code in order for bonus payments under the Bonus Plan to be deductible under Section 162(m).

The compensation and leadership committee may set performance periods and performance goals that differ from participant to participant. For example, the compensation and leadership committee may designate performance goals based on either company-wide or business unit results, as appropriate for the participant’s specific responsibilities.

Certification by Compensation and Leadership Committee

After the end of each performance period, the compensation and leadership committee will determine and certify in writing the extent to which the performance goals for each participant were achieved, based on calculations prepared by our finance department and verified by our executive management. The compensation and leadership committee will determine the actual bonus payment (if any) for each participant by the level of actual performance achieved.

With respect to any participant under the Bonus Plan, the compensation and leadership committee retains discretion to eliminate or reduce the actual bonus payment payable to such participant below that which otherwise would be payable under the applicable formula. In addition, and only with respect to participants who are not covered employees, the compensation and leadership committee retains discretion to increase the actual bonus payment payable to such participant above that which otherwise would be payable under the applicable formula.

Payment—Form, Timing and Maximum Payment

It is currently intended that bonus payments under the Bonus Plan will be paid only in cash. Bonus payments under the Bonus Plan will be payable after the end of the applicable performance period. A participant who terminates employment prior to the date that bonuses are paid will not receive any bonus payment under the Bonus Plan. No participant may receive a bonus payment of more than $10,000,000 during any fiscal year.

New Plan Benefits

Since payments under the Bonus Plan will be determined by future performance, it is not possible to predict the amount of benefits that will actually be paid under the Bonus Plan for any performance period. We have therefore not included a table that reflects such payments. However, the following table sets forth target amounts for our Named Executive Officers under the Bonus Plan for 2015, based on performance goals applicable to the performance period from January, 2015 through December, 2015 as established on February 4, 2015 by the compensation and leadership committee.

Name and Position:	Annual Base Salary($)	Target Bonus Opportunity (as a percentage of Base Salary)(%)	Target Bonus Opportunity for Fiscal Year 2015 Under Bonus Plan($)
Nicholas Woodman, Chief Executive Officer and Chairman	800,000	150	1,200,000
Jack Lazar, Chief Financial Officer	400,000	75	300,000
Anthony Bates, President and Director	800,000	100	800,000
Nina Richardson, Former Chief Operating Officer(1)	—	—	—
Sharon Zezima, General Counsel	290,000	50	145,000
All current executive officers as a group (5 persons)	2,290,000	—	2,445,000
All current non-employee directors as a group (4 persons)	—	—	—
All employees, excluding current executive officers(2)	—	—	—
 __________________

(1)	Nina Richardson resigned effective February 2015 and will not participate in the Bonus Plan.
(2)	Although we operate bonus plans for employees who are not executive officers, such bonus payments are not granted under the Bonus Plan.

Bonus Plan Approval and Amendments

The compensation and leadership committee may amend or terminate the Bonus Plan at any time and for any reason. As noted above, in order to preserve our ability to deduct future grants under the Bonus Plan, Section 162(m) would require our stockholders to re-approve the Bonus Plan in 2020 (and every five years thereafter), or earlier if the Bonus Plan is materially amended.

Federal Income Tax Consequences

Generally, the payments of bonuses under the Bonus Plan will be treated as ordinary compensation income and to the participant.

If our stockholders approve the Bonus Plan, beginning in 2016, we may be entitled to a deduction equal to the amount of income recognized by the recipient of a performance bonus under the Bonus Plan but, as noted above, we do not intend to claim any deduction for participation under the Bonus Plan during 2015 by covered employees.

Where reasonably practicable, the compensation and leadership committee may seek to structure the variable compensation paid to our executive officers so that it is eligible for deductibility as “performance-based” compensation within the meaning of Section 162(m) and, accordingly, in approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m).  However, the compensation and leadership committee may, in its judgment, authorize compensation payments that are not eligible for deductibility as “performance-based” compensation within the meaning of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent. In the event we pay other compensation or a discretionary bonus without first obtaining stockholder approval, the future deductibility of any such compensation or discretionary bonus may be limited by Section 162(m).

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the material terms of the Bonus Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, our senior executives who are also directors are eligible to receive awards under the Bonus Plan. Our board of directors recognizes that approval of this proposal may benefit certain of our directors and their successors.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

General
In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with opportunity to make a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. This non-binding, advisory vote must be submitted to stockholders at least once every six years.

Required Vote
You have four choices for voting on the following resolution. You can choose whether future advisory votes on executive compensation should be conducted every “ONE YEAR,” “TWO YEARS” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be considered the advisory vote of our stockholders.

After careful consideration, the compensation and leadership committee and board of directors recommend that future advisory votes on compensation of our Named Executive Officers be held every three years. Our board of directors believes that holding a vote every three years is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our Named Executive Officers on a more informed and thoughtful manner based on a long-term analysis of our compensation program; and (ii) it would avoid placing too much emphasis on the results or actions of a single year and would instead allow our stockholders to make a more meaningful evaluation of our performance compared to our compensation practices.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future advisory votes on the compensation of our Named Executive Officers by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes should abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote for the future of frequency advisory votes on the compensation for our Named Executive Officers to occur every three years.

Your vote on this proposal is advisory, and therefore not binding on GoPro, the board of directors or the compensation and leadership committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the board or the compensation and leadership committee. Nevertheless, our board of directors and nominating and governance committee value the opinions of our stockholders and will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION EVERY “THREE YEARS” UNDER PROPOSAL NO. 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and Named Executive Officers as a group.
Percentage ownership of our common stock before this offering is based on 44,613,243  shares of our Class B common stock and 89,404,158 shares of our Class A common stock outstanding on March 31, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015 or RSUs that may vest and settle within 60 days of March 31, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o GoPro, Inc., 3000 Clearview Way, San Mateo, California 94402.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Directors and Executive Officers:
Nicholas Woodman(2)	-	*	39,960,355	89.2	74.4
Michael Marks(3)	666	*	-	-	*
Edward Gilhuly(4)	430,591	*	3,569,417	8.0	6.7
Kenneth Goldman(5)	740	*	35,416	*	*
Peter Gotcher(6)	-	*	55,570	*	*
Anthony Bates(7)	2,083	*	793,576	1.8	1.5
Nina Richardson(8)	1,600	*	274,109	*	*
Jack Lazar(9)	1,600	*	236,740	*	*
Sharon Zezima(10)	419	*	26,031	*	*
All executive officers and directors as a group (9 persons)(11)	437,699	*	44,951,214	98.1	82.1
Other 5% Stockholders:
Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011(12)	-	*	39,403,689	87.5	72.9
Sageview Capital Master, L.P.(13)	430,000	*	3,569,417	8.0	6.7
Foxteq Holdings Inc.(14)	9,214,480	10.3	-	-	1.7
Neil Dana(15)	-	*	4,982,184	10.1	8.5
Silicon Valley Community Foundation(16)	5,821,739	6.5	-	*	1.1
__________________

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of: (i) 39,043,689 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees, (ii) 750,000 shares of Class B common stock held by Mr. Woodman, and (iii) 166,666 shares of Class B common stock subject to RSUs held by Mr. Woodman that may settle within 60 days of March 31, 2015. Mr. Woodman may be deemed to have voting and investment power over the shares owned by the Woodman Family Trust. The address for the Woodman Family Trust is 3000 Clearview Way, San Mateo, CA 94402.

(3)	Consists of 666 shares of Class A common stock held by Mr. Marks. The address for Mr. Marks is c/o Riverwood Capital, 70 Willow Road, Suite 100, Menlo Park, CA 94025.
(4)
Consists of: (i) 591 shares of Class A common stock held by Mr. Gilhuly and (ii) the shares of common stock referred to in footnote (13) below. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301.

(5)
Consists of: (i) 740 shares of Class A common stock held by Mr. Goldman and (ii) 35,416 shares of Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2015.

(6)
Consists of: (i) 54,348 shares of Class B common stock held by The Peter and Marie-Helene Gotcher Family Trust and (ii) 1,222 shares of Class B common stock held by Mr. Gotcher. Mr. Gotcher is the President of The Peter and Marie-Helene Gotcher Family Trust and has shared voting and dispositive power over the shares held by this trust.

(7)
Consists of: (i) 2,083 shares of Class A common stock held by Mr. Bates, (ii) 271,740 shares of Class B common stock held by Mr. Bates, and (iii) 521,836 shares of Class B common stock subject to options held by Mr. Bates that are exercisable within 60 days of March 31, 2015.

(8)
Consists of: (i) 1,600 shares of Class A common stock held by Ms. Richardson, (ii) 14,734 shares of Class B common stock held by Ms. Richardson and (ii) 259,375 shares of Class B common stock subject to options held by Ms. Richardson that are exercisable within 60 days of March 31, 2015. Ms. Richardson resigned effective February 2015.

(9)
Consists of: (i) 1,600 shares of Class A common stock held by Mr. Lazar, (ii) 18,040 shares of Class B common stock held by Mr. Lazar and (ii) 218,700 shares of Class B common stock subject to options held by Mr. Lazar that are exercisable within 60 days of March 31, 2015.

(10)
Consists of (i) 419 shares of Class A common stock held by Ms. Zezima, and (ii) 26,031 shares of Class B common stock subject to options held by Ms. Zezima that are exercisable within 60 days of March 31, 2015.

(11)
Consists of (i) 437,699 shares of Class A common stock, (ii) 43,723,190 shares of Class B common stock, (iii) 1,061,358 shares of Class A common stock subject to RSUs that may settle within 60 days of March 31, 2015 and (iv) 166,666 shares of Class B common stock subject to RSUs that may settle within 60 days of March 31, 2015.

(12)
Consists of 39,043,689 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees. Mr. Woodman may be deemed to have voting and investment power over the shares owned by the Woodman Family Trust. The address for the Woodman Family Trust is 3000 Clearview Way, San Mateo, CA 94402.

(13)
Consists of (i) 430,000 shares of Class A common stock held by Sageview Capital Master, L.P. (“Sageview Master”) and 3,569,417 shares of Class B common stock held by Sageview Master, L.P. (“Sageview Master”). Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”) and Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview Master. Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC is the sole general partner of Sageview GenPar. Scott Stuart and Edward Gilhuly, one of our directors, are managing members and controlling persons of Sageview Capital MGP, LLC. As managing members of Sageview Capital MGP, LLC, each of Messrs. Stuart and Gilhuly may be deemed to share voting and invested power over these shares. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

(14)
Consists of 9,214,480 shares of Class B common stock held by Foxteq Holdings Inc. Foxconn (Far East) Ltd. (Cayman), an exempt company, is the manager of Foxteq Holdings Inc. Hon Hai Precision Industry Co., Ltd., a company limited by shares, is the manager of Foxconn (Far East) Ltd. (Cayman). The address for Foxteq Holdings Inc. is No 2 Ziyou Street, Tucheng District New Taipei City 236 Taiwan, Republic of China.

(15)
Consists of: (i) 124,004 shares of Class B common stock held by Mr. Dana and (ii) 4,858,180 shares of Class B common stock subject to options held by Mr. Dana that are exercisable within 60 days of March 31, 2015.

(16)
Based on a Schedule 13G filing made on October 9, 2014. Consists of 5,821,739 shares of Class A common stock held by the Silicon Valley Community Foundation. The address for the Silicon Valley Community Foundation is 2440 West El Camino Real, Suite 300, Mountain View, CA 94040.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of December 31, 2014, and their positions are shown below.

Named Executive Officers	Age	Position(s)
Nicholas Woodman	39	Chief Executive Officer and Chairman
Jack Lazar	49	Chief Financial Officer
Anthony Bates	47	President and Director
Nina Richardson	56	Former Chief Operating Officer
Sharon Zezima	50	General Counsel
Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.
For information regarding Messrs. Woodman and Bates, please refer to Proposal 1 above titled “Election of Directors.”
Jack Lazar has served as our Chief Financial Officer since January 2014. From January 2013 to January 2014, he was an independent business and financial consultant. Mr. Lazar previously served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a wireless technology company, from May 2011 to January 2013. From September 2003 until its acquisition in May 2011 by Qualcomm Incorporated, a digital wireless communications products and services, Mr. Lazar served as Chief Financial Officer and Secretary of Atheros Communications, Inc., a provider of communications semiconductor solutions, as well as other executive roles. From August 1999 to May 2002, Mr. Lazar served in a variety of positions at NetRatings, Inc., an Internet audience measurement and analysis company, most recently as Executive Vice President of Corporate Development, Chief Financial Officer and Secretary. He currently serves as a member of the boards of directors of Silicon Laboratories Inc. and TubeMogul, Inc. Mr. Lazar is a Certified Public Accountant and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University.
Nina Richardson served as our Chief Operating Officer from February 2013 to February 2015. From March 2006 to January 2013, Ms. Richardson provided operations consulting and interim operations management services for a variety of companies as a self-employed independent consultant. From October 2008 to July 2009, Ms. Richardson was the Chief Administrative Officer of Riverwood Solutions, a supply chain solutions provider. From October 1999 to March 2005, Ms. Richardson held various executive positions at Flextronics International, Ltd., a manufacturing services company, including Vice President of Worldwide Design for Imaging and Printing, Vice President and Global Account Manager of the Hewlett Packard Account and Vice President and General Manager of Flextronics’ Cisco Business Unit. In November 2003, Ms. Richardson co-founded Three Rivers Energy, Inc., an energy services company, where she continues to serve as a managing director. Ms. Richardson holds a B.S. in Industrial Engineering from Purdue University and an Executive M.B.A. from Pepperdine University.
Sharon Zezima has served as our General Counsel since September 2013 and as our Corporate Secretary since October 2013. From February 2012 to September 2013, Ms. Zezima was the Vice President and General Counsel at Marketo, Inc., a cloud-based marketing software company. Prior to joining Marketo, Ms. Zezima served in various positions at Electronic Arts Inc., a developer and distributor of interactive entertainment content and services, from September 2000 to February 2012, most recently as Vice President and Deputy General Counsel. Ms. Zezima holds a J.D. from the University of Chicago and an A.B. in American Studies from Smith College.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2014. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers as of December 31, 2014, and who we refer to as our “Named Executive Officers.” For 2014, our Named Executive Officers were:

•	Nicholas Woodman, our Chief Executive Officer and Chairman of our Board of Directors;

•	Anthony Bates, our President;

•	Jack Lazar, our Chief Financial Officer;

•	Nina Richardson, our former Chief Operating Officer; and

•	Sharon Zezima, our General Counsel.

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our executive officers. In addition, it explains how and why the compensation and leadership committee of our board of directors arrived at the specific compensation decisions for our executive officers, including our Named Executive Officers, in 2014. In 2014, our compensation and leadership committee consisted of Michael Marks, Edward Gilhuly, and Peter Gotcher, who joined the committee on July 30, 2014.

Overview

GoPro is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in their sport has become a widely adopted solution for people to capture themselves engaged in their interests whatever they may be. From extreme to mainstream, professional to consumer, GoPro enables the world to capture and share its passion. And in turn, the world has helped GoPro become one of the most exciting and aspirational companies of our time.

2014 Business Highlights
To date, we have generated substantially all of our revenue from the sale of our cameras and accessories, which we refer to as capture devices. We believe that the growing body of content created on our capture devices and posted by our consumers serves as a powerful marketing engine.

In 2014, we were able to maintain our significant growth through the successful execution of our business plan, producing the following financial results:

•	total revenue was approximately $1.4 billion, representing a 41.4% increase compared to approximately $986 million in 2013;

•	gross margin was 45.0%, compared to 38.7% in 2013;

•	operating income was $187.0 million, or 13.4% of revenue, an increase of $88.3 million year-over-year;

•	non-GAAP operating income was $259.6 million, or 18.6% of revenue, an increase of $148.9 million year-over-year;

•	non-GAAP adjusted EBITDA was $293.4 million, or 21.0% of revenue, an increase of $159.7 million year-over-year; and

•	raised primary proceeds of $287.6 million through our initial public and follow-on offerings.

In 2014, we also recorded the following notable operational results:

•
the launch of the HERO4 in October stands as the most successful product launch in our history. We sold a record 2.4 million capture devices in the fourth quarter of 2014 reflecting the strength of our brand, product design, and execution;

•
according to The NPD Group, in October through December, our capture devices accounted for three of the top five products, including the number one product, by dollar share in the combined digital camera and camcorder category; and

•	we shipped 5.2 million capture devices, a 34.6% increase from 2013; the 2.4 million captures devices shipped in the fourth quarter of 2014 exceeded that of the full year 2012.

2014 Executive Compensation Highlights

2014 was a year of significant transition for us as we prepared for, and completed, the initial public offering of our Class A common stock in July 2014. At the same time, during the latter part of 2013 and into 2014, we hired several key senior executives, including our President and Chief Financial Officer. Throughout the year, as we prepared for our initial public offering and life as a publicly-traded company, our board of directors and the compensation and leadership committee, as applicable, took several actions to implement sound corporate governance and executive compensation structures for GoPro, formalize the compensation arrangements of our Chief Executive Officer, and negotiate the terms of employment for our new executive officers. Chief among these actions were the following:

•	entered into an employment agreement with our Chief Executive Officer, confirming his existing compensation arrangements and providing for a long-term incentive compensation opportunity;

•	entered into employment agreements with both our new President and new Chief Financial Officer; and

•
adopted various policies, practices, and internal processes reflecting the structure and organization of a publicly-traded company, including a number of policies and practices intended to drive performance and either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.

Confirmation of Chief Executive Officer Employment Arrangements

On June 2, 2014, our board of directors entered into an employment agreement with Mr. Woodman, reaffirming his employment as our Chief Executive Officer and documenting the terms and conditions of his employment, including his compensation arrangements. This employment offer letter was negotiated on our behalf by Messrs. Marks and Gilhuly as representatives of our compensation and leadership committee. For a summary of the material terms and conditions of his employment offer letter, see “—Employment Arrangements” below.

On June 3, 2014, and in connection with the confirmation of his employment as our Chief Executive Officer, our board of directors granted Mr. Woodman RSUs that may be settled for up to 4,500,000 shares of our Class B common stock (the “Woodman RSU Award”). The Woodman RSU Award was subject to vesting in three equal tranches of 1,500,000 shares each, as follows:

•	The shares of our common stock covered by the first tranche vested in full on the grant date.

•	The second tranche was subject to both a market-based performance condition and a service-based vesting condition as follows:

o
subject to our Class A common stock achieving a closing price per share for 30 consecutive days equal to or greater than $34.03 (with the 30-day period beginning no earlier than December 23, 2014) and Mr. Woodman’s continued service to us as of each vesting date; and

o	the shares of our common stock covered by the second tranche were to vest in equal monthly increments over a 36-month period measured from the grant date.

•	The third tranche was subject to both a market-based performance condition and a service-based vesting condition as follows:

o
subject to our Class A common stock achieving a closing price per share for 30 consecutive days equal to or greater than $44.24 (with the 30-day period beginning no earlier than December 23, 2014) and Mr. Woodman’s continued service to us as of each vesting date; and

o	the shares of our common stock covered by the third tranche were to vest in equal monthly increments over a 36-month period measured from the grant date.

The market-based performance conditions for the second and third tranches of the Woodman RSU Award were satisfied as of January 21, 2015. Pursuant to the service-based vesting condition, the award was subsequently settled as to 7/36ths of the total number of shares covered by those tranches, or 583,332 shares. The remaining shares covered by the second and third tranches were subject to vesting at the rate of 1/36th of the total number of shares covered by those tranches on the monthly anniversary of the date of grant.

The compensation and leadership committee determined that the Woodman RSU Award represented both an appropriate means for recognizing Mr. Woodman’s success in growing our business to a market-leadership position and as an incentive and retention tool for motivating him to both lead us through a successful public offering of our common equity securities and to continue to develop and execute strategies to create sustainable long-term value. In designing this award, the compensation and leadership committee took account of Mr. Woodman’s not having received an equity award from us in the ten years that he has served as our Chief Executive Officer. In selecting what it considered to be aggressive stock price targets for the portion of the Woodman RSU Award serving as an incentive vehicle, the compensation and leadership committee determined that, consistent with our compensation philosophy, the shares of our common stock subject to the award should be earned only if Mr. Woodman was successful in substantially increasing our market capitalization thereby providing a meaningful return to our stockholders. Upon achievement of such performance targets, the stockholders will have received an increase of approximately $3.7 billion in value over the value of GoPro on the date of grant. As reflected in our having met and exceeded the stock price targets established for two-thirds of the award, the compensation and leadership committee believes that the Woodman RSU Award has proved to be an effective means for motivating Mr. Woodman’s performance to the benefit of our stockholders.

As a result, the compensation and leadership committee determined that it is in the best interests of GoPro and our stockholders to provide Mr. Woodman with an equity award that recognized his effective leadership and past contributions while, at the same time, conditioning two-thirds of the award on the achievement of aggressive stock price growth targets intended to keep him focused on the successful execution of our longer-term financial and strategic objectives. In addition, even if such objectives were achieved, he would have to remain employed with us for three years from the date of grant to receive the full value of the award.

Appointment of Mr. Bates as President
On June 2, 2014, Mr. Bates became our President and a member of our board of directors. Pursuant to the terms and conditions of his employment offer letter, his initial compensation arrangements were as follows:

•	an annual base salary of $800,000;

•	a target annual cash bonus opportunity equal to 100% of his annual base salary (and pro-rated for his actual term of employment during 2014);

•
an option to purchase 2,277,106 shares of our Class B common stock with an exercise price equal to the fair market value of such shares on the date of grant as determined by our board of directors and RSUs that may be settled for up to 248,749 shares of our Class B common stock; and

•	welfare, health and personal benefits commensurate with those provided to our senior executives.

Appointment of Mr. Lazar as Chief Financial Officer
On January 24, 2014, Mr. Lazar became our Chief Financial Officer. Pursuant to the terms and conditions of his employment offer letter, his initial compensation arrangements were as follows:

•	an annual base salary of $350,000;

•	a target annual cash bonus opportunity equal to 75% of his annual base salary;

•
an option to purchase 900,000 shares of our Class B common stock with an exercise price equal to the fair market value of such shares on the date of grant as determined by our board of directors and RSUs that may be settled for up to 100,000 shares of our Class B common stock; and

•	welfare and health benefits commensurate with those provided to all our full-time employees.

Mr. Lazar’s employment offer letter was negotiated on our behalf by our Chief Executive Officer and approved by our board of directors. Mr. Bates’ employment offer letter was negotiated on our behalf by our Chief Executive Officer and the Chairman of our compensation and leadership committee and approved by compensation and leadership committee. In establishing the initial compensation arrangements for these new executive officers, we took into consideration the unique experience, skills, and expertise of each individual, the contributions that each individual was expected to make to a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, and the need to integrate these new executive officers into the executive compensation structure that we were seeking to develop as we transitioned to publicly-traded company status, balancing both competitive and internal equity considerations. We also took into consideration our understanding of the typical compensation arrangements for an individual serving as the president of a high-growth technology company in the Northern California competitive market (in the case of Mr. Bates) and for an individual serving as the chief financial officer of such a company (in the case of Mr. Lazar). For a summary of the material terms and conditions of these employment offer letters, see “—Employment Arrangements” below.

Executive Compensation Best Practices
Beginning in 2014 and continuing into the current year, we have adopted several executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. These policies and practices are intended to both drive performance and either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

•	Compensation and Leadership Committee Independence – Our board of directors maintains a compensation and leadership committee comprised solely of independent directors.

•
Compensation and Leadership Committee Advisor Independence – The compensation and leadership committee engages and retains its own advisors. During 2014, the compensation and leadership committee engaged Compensia to assist with its responsibilities. Compensia performs no consulting or other services for GoPro.

•
Annual Compensation Review – The compensation and leadership committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

•
Compensation-Related Risk Assessment – We plan to conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on GoPro.

•
No Executive Perquisites – We do not offer perquisites or other personal benefits to our Named Executive Officers unless they serve a sound business purpose. Our Named Executive Officers participate in our health and welfare benefit programs on the same basis as all of our employees.

•
“Double-Trigger” Change in Control Arrangements – The change in control post-employment compensation arrangements for our executive officers (other than certain arrangements with Messrs. Woodman and Bates) are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of our company and (ii) a qualifying termination of employment.

•
Reasonable Change-in-Control Arrangements – The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms.

•
Prohibition on Hedging– Our executive officers, including our Named Executive Officers, and the members of our board of directors are prohibited from speculating in our equity securities, including the use of short sales, or any equivalent transaction involving our equity securities and from engaging in any hedging transactions with respect to our equity securities.

•
Succession Planning – Our board of directors reviews the risks associated with our most critical executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

•
Retirement Programs – Other than our Section 401(k) plan, which is generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers.

Compensation Philosophy and Guiding Principles

We have designed our executive compensation program to reward our executive officers, including our Named Executive Officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive technology and consumer-oriented environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate successful short-term and long-term performance, and satisfy our retention objectives As an overarching objective, we seek to design each pay element to align the compensation of our executive officers with our performance and long-term value creation for our stockholders. That principle has guided the design of both the annual and long-term incentive compensation opportunities of our executive officers.
The compensation and leadership committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the compensation and leadership committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the compensation and leadership committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.
As we continue to grow as a new publicly-traded company, the compensation and leadership committee will evaluate our compensation philosophy and program objectives as circumstances require. At a minimum, we expect the compensation and leadership committee to review executive compensation annually.
Compensation-Setting Process
Role of the Compensation and Leadership Committee
The compensation and leadership committee is responsible for establishing our overall compensation philosophy and reviewing and approving our executive compensation program, including the specific compensation of our executive officers, including our Named Executive Officers. The compensation and leadership committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The compensation and leadership committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our website at http://investor.gopro.com.
In determining our overall compensation philosophy and approving the compensation of our executive officers, the compensation and leadership committee expects to be assisted by its compensation consultant, as well as our Chief Executive Officer, our Vice President, People, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The compensation and leadership committee will make all final decisions regarding compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. The compensation and leadership committee intends to meet on a regularly-scheduled basis and at other times as needed and will periodically review compensation matters with our board of directors.
At the beginning of each year, the compensation and leadership committee will review our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions and decisions are (i) properly coordinated, (ii) aligned with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the compensation and leadership committee may make any necessary or appropriate modifications to our existing plans and arrangements or adopt new plans or arrangements.
The compensation and leadership committee will also conduct an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the compensation and leadership committee will review market trends and changes in competitive compensation practices, as further described below.
The factors to be considered by the compensation and leadership committee in determining the compensation of our executive officers, including our Named Executive Officers, will include:

•	the recommendations of our Chief Executive Officer (except with respect to his own compensation) as described below;

•	our corporate growth and other elements of financial performance;

•	our corporate and individual achievements against one or more short-term and long-term performance objectives;

•	the individual performance of each executive officer against his management objectives;

•	a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

•	the expected future contribution of the individual executive officer;

•	historical compensation we have made to our executive officers;

•	internal pay equity based on the impact on our business and performance; and

•	negotiations with our recently hired executive officers to attract them to our company.
The compensation and leadership committee does not expect to weight these factors in any predetermined manner, nor does it intend to apply any formulas in making its decisions. The members of the compensation and leadership committee will consider this information in light of their individual experience, knowledge of GoPro, knowledge of each executive officer, knowledge of the competitive market and business judgment in making their decisions regarding executive compensation and our executive compensation program.
As part of this process, the compensation and leadership committee will also evaluate the performance of our Chief Executive Officer each year and make all decisions regarding his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments and long-term incentives in the form of equity awards. Our Chief Executive Officer will not be present during any of the deliberations regarding his compensation.
Role of our Chief Executive Officer
Our Chief Executive Officer intends to work closely with the compensation and leadership committee in determining the compensation of our other executive officers, including the other Named Executive Officers. We expect that our Chief Executive officer will work with the compensation and leadership committee to recommend the structure of the annual bonus plan, and to identify and develop corporate and individual performance objectives for such plan, and to evaluate actual performance against the selected measures. Our Chief Executive Officer will also make recommendations to the compensation and leadership committee as described in the following paragraph and be involved in the determination of compensation for the respective executive officers who report to him.
At the beginning of each year, our Chief Executive Officer will review the performance of our other executive officers, including the other Named Executive Officers, for the previous year, and then share these evaluations with, and make recommendations to, the compensation and leadership committee for each element of compensation. Using his evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our executive officers and our corporate performance during the preceding year, we expect our Chief Executive Officer to make recommendations regarding base salary adjustments, target annual cash bonus opportunities, actual bonus payments, and long-term incentives in the form of equity awards for each of our executive officers (other than himself) based on GoPro’s results, the individual executive officer’s contribution to these results, and his or her performance toward achieving his or her individual performance goals. The compensation and leadership committee will then review these recommendations and consider the other factors described above and make decisions as to the target total direct compensation of each executive officer (other than our Chief Executive Officer), as well as each individual compensation element.
While the compensation and leadership committee will consider our Chief Executive Officer’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data will serve as only two of several factors that the compensation and leadership committee will consider in making its decisions with respect to the compensation of our executive officers. Ultimately, the compensation and leadership committee will apply its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers. Moreover, no executive officer will participate in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the compensation and leadership committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The compensation and leadership committee has the authority to make all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the compensation and leadership committee.
In 2014, pursuant to this authority, the compensation and leadership committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the compensation and leadership committee by Compensia in 2014 were as follows:

•	developed and subsequently updated the compensation peer group;

•	provided advice with respect to compensation best practices and market trends for executive officers and members of our board of directors;

•	conducted an analysis of the levels of overall compensation and each element of compensation for of our executive officers;

•	conducted an analysis of the levels of overall compensation and each element of compensation for the members of our board of directors; and

•	provided ad hoc advice and support throughout the year.
Representatives of Compensia attend meetings of the compensation and leadership committee as requested and also communicate with the compensation and leadership committee outside of meetings. Compensia reports to the compensation and leadership committee rather than to management, although Compensia may meet with members of management, including our Chief Executive Officer and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the compensation and leadership committee. During 2014, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.
The compensation and leadership committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.
The compensation and leadership committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the NASDAQ Stock Market, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the compensation and leadership committee has not raised any conflict of interest.
Competitive Positioning
Given our unique history and business, market competitors and geographical location, the compensation and leadership committee believes that the competitive market for executive talent includes early‑stage venture-backed Silicon Valley-based companies (including companies that are preparing for their initial public offering of equity securities), and high-growth technology companies, including Internet-based product and services companies. Accordingly, it develops a compensation peer group to contain a carefully-selected cross-section of public companies using factors described below, with revenues and market capitalizations that are similar to ours and whom may also compete in a similar market for executive talent. This data is supplemented with Radford executive compensation data representing both public and private technology companies that are of similar size with revenues between $500 million and $2 billion.
Compensation Peer Group
In July 2014, the compensation and leadership committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices. Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:

•	the comparability of the company’s business model;

•	the comparability of the company’s revenue and market capitalization;

•	the comparability of the company’s primary sales channels, including via the Internet;

•	the company’s consumer products and/or business services focus;

•	the comparability of the company’s operating history;

•	the comparability of the company’s organizational complexities and growth attributes;

•	the stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and

•	the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to the compensation and leadership committee a peer group of 21 information technology and consumer-oriented companies, which the compensation and leadership committee subsequently approved. The selected companies had revenues ranging from $400 million to $2.0 billion and market capitalizations ranging from $1.4 billion to $7.0 billion. The compensation and leadership committee reviewed the compensation data drawn from the compensation peer group to develop a representation of the “competitive market” specifically tailored to GoPro with respect to current executive compensation levels and related policies and practices. The compensation and leadership committee then evaluated how its contemplated compensation actions and decisions compared to the competitive market.
In October 2014, using the same criteria as described above but updating the size criteria (revenue and market capitalization) to align with our then-current size, the compensation consultant evaluated the existing compensation peer group and recommended to the compensation and leadership committee the following peer group to consist of 20 publicly-traded information technology and consumer-oriented companies, which the compensation and leadership committee subsequently approved. The selected companies had revenues ranging from $500 million to $2.5 billion and market capitalizations ranging from $2.3 billion to $37.5 billion. The companies comprising the updated compensation peer group were as follows:

3D Systems	Pandora Media	Tesla Motors
Akamai Technologies	Rackspace Hosting	Trip Advisor
F5 Networks	Red Hat	Twitter
Fortinet	Riverbed Technology	Ubiquiti Networks
IPG Photonics	ServiceNow	Workday
LinkedIn	Skyworks Solutions	Zebra Technologies
Palo Alto Networks	Stratasys

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, upon any type of benchmarking. However, the compensation and leadership committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the compensation and leadership committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the compensation and leadership committee considers, however, in making its decisions with respect to the compensation of our executive officers.
Compensation Elements
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities and (3) long-term incentives in the form of equity awards, as described below:

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions
Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Annual cash bonuses
Achievement of pre-established corporate and individual performance objectives (for 2014, focused on our revenue growth and profitability, as well as individual contributions and management objectives)

Motivate executive officers to achieves (i) short-term financial and operational objectives during the year and (ii) individual performance objectives for the year. Generally, performance levels are established to incent our executive officers to achieve or exceed performance objectives. For 2014, payouts for corporate performance objectives (70% of target bonus opportunity) could range from 0% to 200% of the target amount for each objective, depending on actual achievement for revenue, non-GAAP gross margin and non-GAAP operating profit, and payouts for individual performance objectives (30% of target bonus opportunity) could range from 0% to 130% of the target amount

Long-term incentives/equity awards
Achievement of corporate and individual performance objectives designed to enhance long-term stockholder value and attract, retain, motivate and reward executive officers over extended periods for achieving important corporate objectives. Vesting requirements promote retention of highly-valued executive officers

Annual stock options and RSUs that vest over four or more years and provide a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards are vesting over an extended period of time, they serve to focus management on the creation and maintenance of long-term stockholder value

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances. Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our executive officers, including our Named Executive Officers, in 2014 under each of these elements.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across our executive team.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers.
Thereafter, the compensation and leadership committee has reviewed the base salaries of our executive officers from time to time and made adjustments to their base salaries as it determined to be necessary or appropriate. Going forward, the compensation and leadership committee intends to review the base salaries of our executive officers, including our Named Executive Officers, at least annually.
In 2014, the compensation and leadership committee reviewed the base salary of Mr. Woodman in connection with our board of directors’ formalization of his compensation arrangements in June. The compensation and leadership committee also negotiated the base salaries of Messrs. Bates and Lazar at the time that they joined GoPro. The compensation and leadership committee reviewed the base salary of Ms. Richardson in January 2014 and, based on its understanding of the competitive market, as well as her performance as evaluated by our Chief Executive Officer, approved an increase in her base salary to $350,000. The compensation and leadership committee did not review Ms. Zezima’s base salary in 2014 given her hire as our General Counsel at the end of 2013.
The base salaries of our Named Executive Officers during 2014 are set forth in the “Summary Compensation Table” below.

Annual Cash Bonuses
We use annual bonuses paid to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed and may vary materially from year-to-year.
In February 2014, the compensation and leadership committee determined to award cash bonus opportunities to our executive officers, including our Named Executive Officers, pursuant to the cash bonus plan for 2014 (the “2014 Bonus Plan”). Under the 2014 Bonus Plan, the compensation and leadership committee had the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers. The performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, and any actual results were subject to adjustment by the compensation and leadership committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met. Individual performance was to be based on a subjective evaluation of each executive officer’s actual performance during the year by our Chief Executive Officer involving any factors that he determined to be relevant and provided to the compensation and leadership committee for its consideration.
Under the 2014 Bonus Plan, the compensation and leadership committee could, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual bonus payment, and/or increase, reduce or eliminate the amount allocated to the bonus pool for the year. Further, the actual bonus payment could be below, at or above a participant’s target bonus opportunity, in the compensation and leadership committee’s sole discretion. The compensation and leadership committee could determine the amount of any adjustment on the basis of such factors as it deemed relevant, and it was not required to establish any allocation or weighting with respect to the factors it considers.
Target Bonus Opportunities
For 2014, the target annual cash bonus opportunities for each of our Named Executive Officers under the 2014 Bonus Plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	Annual Base Salary($)	Target Bonus Opportunity (as a percentage of base salary)(%)	Target Bonus Opportunity($)
Mr. Woodman	800,000	150	1,200,000
Mr. Bates	800,000	100	462,222(1)
Mr. Lazar	350,000	75	246,094(1)
Ms. Richardson	350,000	75	250,052(2)
Ms. Zezima	275,000	40	110,000
__________________

(1)	Messrs. Bates’ and Lazar’s target annual cash bonus opportunities for 2014 were pro-rated for their actual term of employment during the year.

(2)	Ms. Richardson’s target annual cash bonus opportunity was based on salary actually paid to Ms. Richardson in 2014. Ms. Richardson’s base salary was increased in February 2014.
The target annual cash bonus opportunities of our executive officers, including the Named Executive Officers, were weighted 70% on corporate financial and operational objectives and 30% on individual performance. The compensation and leadership committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities. The target bonus opportunities differ among Named Executive Officers based on market data, position and level.
Corporate Performance Objectives
For purposes of the 2014 Bonus Plan, the compensation and leadership committee selected revenue, non-GAAP gross margin and non-GAAP operating profit as the corporate performance measures. Each of these corporate performance measures was equally weighted. The compensation and leadership committee believed these performance measures were appropriate for our business because they provided a balance between generating revenue, managing our expenses and growing our business, which it believes most directly influences long-term stockholder value. At the same time, the compensation and leadership committee established target performance levels for each of these measures at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.

For purposes of the 2014 Bonus Plan, the non-GAAP corporate performance measures were to be calculated as follows:

•	“non-GAAP gross margin” meant our gross margin, as calculated under GAAP, excluding the impact of stock-based compensation expense and the amortization of acquisition-related intangible assets; and

•
“non-GAAP operating profit” meant our operating profit, as calculated under GAAP, excluding the impact of stock-based compensation expense and the amortization of acquisition-related intangible assets.

The minimum, target, and maximum levels of achievement for each corporate performance measure and their respective payment amounts, with the actual bonus payment with respect to each measure to be determined independently, were as follows:

Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level
Revenue	Above 90%	10%	100%	100%	110% and above	200%
Non-GAAP gross margin	Above 95%	20%	100%	100%	105% and above	200%
Non-GAAP operating profit	Above 80%	5%	100%	100%	120% and above	200%

In the event of actual performance between the threshold and target, and target and maximum, performance levels, the payment amount was to be calculated between each performance level on a linear basis.
The compensation and leadership committee established the following target levels for each of the corporate performance measures under the 2014 Bonus Plan:

Corporate Performance Measure	2014 Target Level
Revenue	$1,365,253
Non-GAAP gross margin	42%
Non-GAAP operating profit	15%

Individual Performance
In addition to the corporate performance objectives, the annual cash bonuses for our executive officers, including our Named Executive Officers, were also based on each executive officer’s individual performance. Individual performance goals for each executive officer were identified at the beginning of the year in discussions with our Chief Executive Officer. These goals could be quantitative or qualitative in nature, depending on the organizational priorities for a given year, and typically focused on key departmental or operational objectives or functions. Most of these goals were intended to provide a set of common objectives that facilitated collaborative management and engagement, although our executive officers could also be assigned individual objectives.
After the end of the year, our Chief Executive Officer evaluated each executive officer’s individual performance, established an attainment rating for the executive officer based on his subjective assessment of the executive officer’s effectiveness for the year, both individually and as a member of our executive team, and then submitted these ratings to the compensation and leadership committee for review and approval. In the case of our Chief Executive Officer, his individual performance was evaluated and attainment rating established by the compensation and leadership committee and then submitted to the independent members of our board of directors for review and approval. Payments for the individual performance component of the 2014 Bonus Plan could be up to 130% of the portion of each executive officer’s target annual cash bonus opportunity allocated to individual performance.
2014 Performance Results and Bonus Decisions
In February 2015, the compensation and leadership committee determined that our actual achievement with respect to the corporate financial objectives under the 2014 Bonus Plan was as follows:

Corporate Performance Measure	2014 Target Level	2014 Actual Result
Revenue	$1,365,253	$1,394,205
Non-GAAP gross margin	42%	45%
Non-GAAP operating profit	15%	19%

At that time, the compensation and leadership committee also determined, based on its review of the recommendation of our Chief Executive Officer (except with respect to his own annual cash bonus opportunity), that the individual performance of each Named Executive Officer had been attained at the following percentage levels.

Named Executive Officer	Individual Performance Objectives Attainment Level
Mr. Woodman	120%
Mr. Bates	110%
Mr. Lazar	120%
Ms. Richardson	110%
Ms. Zezima	100%

The compensation and leadership committee determined that, based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at a 174% level. Based on its review of our overall corporate performance, and taking into account the assessment of each Named Executive Officer’s individual performance for 2014, the compensation and leadership committee approved bonus payments as follows for our Named Executive Officers:

Named Executive Officer	Target Annual Cash Bonus Opportunity($)	Actual Annual Cash Bonus Payment($)	Percentage of Target Annual Cash Bonus Opportunity(%)
Mr. Woodman	1,200,000	1,893,600	157.8
Mr. Bates	462,222	715,520	154.8
Mr. Lazar	246,094	388,336	157.8
Ms. Richardson	250,052	387,081	154.8
Ms. Zezima	110,000	166,980	151.8

The annual cash bonuses paid to our Named Executive Officers for 2014 are set forth in the “Summary Compensation Table” below.
Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in GoPro and to share in the potential appreciation of the value of our common stock. Historically, we have relied on options to purchase shares of our common stock and, beginning in 2014, RSU awards that may be settled for shares of our common stock as the principal vehicles for delivering long-term incentive compensation opportunities to our executive officers. The compensation and leadership committee further believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers, the compensation and leadership committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), as well as the factors described above. The compensation and leadership committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
Equity Award for Ms. Richardson
In January 2014, the compensation and leadership committee approved two RSU awards that may be settled for shares of our Class B common stock to Ms. Richardson, each in the amount of 100,000 shares. In determining the amount of these equity awards, the compensation and leadership committee took into consideration the recommendations of our Chief Executive Officer, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, and Ms. Richardson’s past performance and future contributions. The compensation and leadership committee also considered her existing equity holdings, including the current economic value of her unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives.
One of the RSU awards was subject to a time-based vesting requirement providing that it was to vest as to 25% of the shares subject to the award in four equal annual installments commencing on the first anniversary of the date of grant, assuming her continued service on each such vesting date.
The other RSU award was subject to a time-based vesting requirement providing that it was to vest as to 50% of the shares of our Class B common stock subject to the award on the fourth anniversary of the date of grant and as to the remaining 50% of the shares subject to the award on the fifth anniversary of the date of grant, assuming her continued service on each such vesting date.

Equity Awards for Other Named Executive Officers
In addition, the compensation and leadership committee granted Mr. Woodman RSUs that may be settled in shares of our Class B common stock at the time that our board of directors formalized his compensation arrangements in June. It also granted Messrs. Bates and Lazar options to purchase shares of our Class B common stock and RSUs that may be settled in shares of our Class B common stock at the time that they joined us. A discussion and analysis of these equity awards is set forth in the “Executive Summary” above. Ms. Zezima did not receive an equity award in 2014 given the equity awards she received upon her hire as our General Counsel at the end of 2013.
The equity awards granted to our Named Executive Officers in 2014 are set forth in the “Summary Compensation Table” and the “2014 Grants of Plan-Based Awards Table” below.
Welfare and Health Benefits
We maintain a tax-qualified retirement plan under Section 401(k) of the Code for our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the applicable plan. In addition, all contributions are deductible by us when made.
All participants’ interests in their deferrals are 100% vested when contributed under both plans. In 2014, we made matching contributions into the Section 401(k) plan for our employees. Under the plan, pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
In addition, we provide other benefits to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers. We do not offer our employees a non-qualified deferred compensation plan or pension plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2014, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more, except for Messrs. Woodman and Bates who were reimbursed for their legal fees in connection with the formalization of Mr. Woodman’s employment terms and the negotiation of Mr. Bates’ employment agreement.
In the future, we may provide perquisites or other personal benefits to our executive officers in similar or different limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation and leadership committee.
Employment Arrangements
We have extended written employment offer letters to each of our executive officers, including our Chief Executive Officer and our other Named Executive Officers. Each of these arrangements was approved on our behalf by our board of directors or the compensation and leadership committee, as applicable. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In entering into these arrangements, our board of directors or the compensation and leadership committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our board of directors or the compensation and leadership committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment arrangements provides for “at will” employment and sets forth the initial or ongoing compensation arrangements for the Named Executive Officer, including an initial or ongoing base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award in the form of a stock option to purchase shares of our common stock and/or RSUs that may be settled for shares of our common stock.
For a summary of the material terms and conditions of the employment arrangements with each of our Named Executive Officers, see “—Employment Arrangements” below.
Post-Employment Compensation
In January 2014, we adopted a change in control and severance policy applicable to our executive officers and certain other employees pursuant to which each individual entered into a written agreement governing such situations. We believe that the severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case basis. It also helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Further, it acts as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change-in-control transaction, which we believe would help to preserve our value and the potential benefit to be received by our stockholders in the transaction. Finally, the severance policy is easier for us to administer than individually negotiated severance agreements, as it requires less time and expense in negotiation or execution.
The severance policy contemplates that the payments and benefits in the event of a change in control of our company are payable only upon a “double trigger”; that is, only following a change in control and a qualifying termination of employment, including a termination of employment without cause or a resignation for good reason, and in each case requires that the Named Executive Officer execute a release of claims in our favor.
As a result of this policy, we subsequently entered into change in control and severance agreements with each of our executive officers, including each of our Named Executive Officers. For descriptions of the change in control and severance arrangements with each of our Named Executive Officers see “—Potential Payments upon Termination or Change in Control” below.
The agreements with our executive officers, including each of our Named Executive Officers (other than our Chief Executive Officer) require us to provide certain payments and benefits upon a qualifying termination of employment, which includes a termination of employment without cause or where the Named Executive Officer resigns with good reason, within three months preceding or 12 months following a change in control of our company. The receipt of these payments and benefits are contingent upon the Named Executive Officer’s execution, delivery, and non-revocation of a release and waiver of claims satisfactory to us following the separation from service. In addition, for six months following termination of employment, and as a condition to the payments and benefits, the Named Executive Officer must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers, or employees.
Arrangements with Our Chief Executive Officer
Under his employment letter dated June 2, 2014, Mr. Woodman is eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company. In addition, the outstanding RSUs held by our Chief Executive Officer provide for vesting and acceleration pursuant to a provision that supersedes any acceleration that would have been provided under his employment letter.
Further, the June 2014 Woodman RSU Award provides that, upon a change in control that occurs prior to the termination of his services, a portion of the second tranche of the Woodman RSU Award will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share of the transaction exceeds the initial public offering price of our common stock, such that the second tranche will fully vest if the acquisition price exceeds $34.03 per share. Similarly, a portion of the third tranche of this RSU award will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share exceeds $34.03, such that the third tranche will fully vest if the acquisition price exceeds $44.24 per share.
Arrangements with Our President
Under his employment letter dated June 2, 2014, Mr. Bates is eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company. In addition, the stock option and RSUs granted to him in connection with his joining us are eligible for partial (and, if not assumed or substituted for by the acquiring entity, full) accelerated vesting upon a change in control of our company Finally, Mr. Bates is eligible to receive a tax “gross-up” or reimbursement payment in the event that he is subject to Section 4999 of the Code as a result of the payments and benefits that he receives in connection with a change in control of our company.

For a summary of the material terms and conditions of the severance policy, as well as the post-employment compensation arrangements with our Chief Executive Officer, see “—Potential Payments upon Termination or Change in Control” below.
Other Compensation Policies
Compensation Recovery Policy
As a new publicly-traded company, we have not adopted a formal compensation recovery (“clawback”) policy. Under Section 304 of the Sarbanes-Oxley Act of 2002, as applicable to all public companies, we operate under the requirements of that provision, under which our board of directors may seek reimbursement from our Chief Executive Officer and Chief Financial Officer if, as a result of their misconduct, we restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws.
In addition, we will comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Incentive Award Grant Policy
It is our policy to not time the grant of equity awards in relation to the release of material non-public information, and we have adopted a written equity incentive award grant policy to specify the timing of the effectiveness of our equity awards to avoid such timing. This policy provides the following guidelines to be observed by the compensation and leadership committee and our board of directors in administering the grant of equity awards under our equity compensation plans:

•
our board of directors has delegated to the compensation and leadership committee the express authority to administer our 2014 Equity Incentive Plan, including the authority to grant awards under the plan;

•	any equity awards made by the compensation and leadership committee to our Chief Executive Officer must be approved by the independent members of our board of directors;

•
our board of directors has delegated to the Equity Management Committee (a committee consisting solely of our Chief Executive Officer) the non-exclusive authority to grant equity awards to employees below the level of Vice President where the awards fall within standard guidelines approved by the compensation and leadership committee and subject to limitation on the number of shares of our common stock that may be granted in any year;

•
if the Equity Management Committee approves equity awards on or before the 15th day of the month, the awards will be granted effective as of the 15th day of that month, and if it approves such equity awards after the 15th of the month, the grant date for these awards will be the approval date;

•	all equity awards granted outside the Equity Management Committee guidelines or to our executive officers must be approved by the compensation and leadership committee; and

•	equity awards to the non-employee members of our board of directors will be granted automatically in accordance with the terms of our Director Compensation Policy.
Under our 2014 Plan, the exercise price of any option to purchase shares of our common stock may not be less than the fair market value (based on the market closing price) of our common stock on the date of grant.
Derivatives Trading and Hedging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and members of our board of directors from speculating in our equity securities, including the use of short sales or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging or monetization transactions or trading on margin and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer, or member of our board of directors may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer). Generally, remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based” compensation within the meaning of the Code or qualifies for a different exemption. In this regard, the compensation income realized upon the exercise of options to purchase shares of the granting company’s securities granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are outside directors and certain other conditions are satisfied. Conversely, the compensation income realized upon the vesting of RSUs that are subject to time-based vesting requirements generally will not be deductible since such awards do not qualify as “performance-based” compensation.
Prior to our becoming a publicly-traded company, our board of directors had not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for the covered executive officers. As a publicly-traded company, the compensation and leadership committee is mindful of the benefits of full deductibility of compensation, and intends to operate our executive compensation program to be most efficient and effective for our stockholders, which may include compliance with Section 162(m).
The compensation and leadership committee seeks to qualify the incentive compensation paid to the covered executive officers for the “performance-based” compensation exemption from the deduction limit under Section 162(m) when it believes such action is in our best interests. In approving the amount and form of compensation for our executive officers, the compensation and leadership committee believes that the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the compensation and leadership committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. For that reason, the compensation and leadership committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code. We are currently seeking approval of our 2014 Plan and our Executive Bonus Plan for purposes of Section 162(m) at the Annual Meeting. See “Proposal No. 3 –Re-Approval of the Section 162(m) Limits of the 2014 Equity Incentive Plan” and “Proposal No. 4 – Approval of Executive Bonus Plan” above.
The compensation and leadership committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the compensation and leadership committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Except in the case of Mr. Bates (as described above), we did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2014 and we have not agreed and are not otherwise obligated to provide any executive officers, including any Named Executive Officer, with such a “gross-up” or other reimbursement payment.
Accounting for Stock-Based Compensation
The compensation and leadership committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.
FASB ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our executive officers, based on their fair values.
FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Compensation-Related Risks
Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. The compensation and leadership committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. In 2014, our management conducted a review of our compensation programs, including our executive compensation program, and, based on this review, determined that the level of risk associated with these programs are not reasonably likely to have a material adverse effect on us.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicholas Woodman,	2014	800,000	—	74,686,050	—	1,893,600	—	47,525(9)	77,427,175
Chief Executive	2013	800,000	—	—	—	1,003,200	—	49,591(10)	1,852,791
Officer	2012	818,462	—	—	—	1,300,000	—	—	2,118,462
Jack Lazar,(5)	2014	328,125	—	1,622,000	7,989,124	388,336	—	10,400(11)	10,337,985
Chief Financial Officer
Anthony Bates,(6)	2014	462,222	—	4,576,982	21,821,844	715,520	—	10,400(11)	27,586,968
President
Nina Richardson,(7)	2014	346,945	—	3,244,000	—	387,081	—	10,400(11)	3,988,426
Former Chief Operations Officer	2013	287,986	—	—	3,253,337	120,649	—	—	3,661,972
Sharon Zezima,(8)	2014	275,000	—	—	—	166,980	—	10,400(11)	452,380
General Counsel	2013	80,208	—	—	694,827	27,732	—	—	802,767
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(1)	The amounts in this column include any salary contributed by the Named Executive Officer to our 401(k) plan.

(2)
The amounts reported in this column represent the aggregate grant date value of RSUs made to the Named Executive Officer in 2013 and 2014 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock reported in the Stock Awards column are set forth in Note 3 to the audited financial statements included in our annual report on Form 10-K for the year ending December 31, 2014 filed on February 20, 2015.

(3)
The amounts reported in this column represent the aggregate grant date value of option awards made to the Named Executive Officer in 2013 and 2014 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 3 to the audited financial statements included in our annual report on Form 10-K for the year ending December 31, 2014 filed on February 20, 2015.

(4)
The amounts reported in this column represent the Named Executive Officer’s bonus awards, which we awarded under the 2014 Bonus Plan based on the compensation and leadership committee’s determination of individual and overall company performance.

(5)	Mr. Lazar became our Chief Financial Officer in January 2014.

(6)	Mr. Bates became our President in June 2014.

(7)	Effective February 2015, Ms. Richardson resigned as our Chief Operating Officer.

(8)	Ms. Zezima became our General Counsel in September 2013.

(9)	The amount reported includes legal fees incurred in connection with entering into his employment agreement and corporate promotional merchandise.

(10)
The amount reported represents the cost of Mr. Woodman’s personal use of cars provided by us, including depreciation attributed to his personal use of the cars, maintenance and repair costs, insurance premiums and registration fees.

(11)	The amount reported represents $10,400 in matching contributions to the 401(k) accounts of these Named Executive Officers.

Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made in 2014 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nicholas Woodman	06/03/2014	—	—	—	—	—	—	4,500,000(2)	—	—	74,686,050
Jack Lazar	01/29/2014	—	—	—	—	—	—	100,000(3)	—	—	1,622,000
	01/29/2014	—	—	—	—	—	—	—	900,000(4)	16.22	7,989,124
Anthony Bates	06/03/2014	—	—	—	—	—	—	248,749(5)			4,576,982
	06/03/2014	—	—	—	—	—	—		2,277,106(6)	18.40	21,821,844
Nina Richardson	01/29/2014	—	—	—	—	—	—	100,000(7)	—	—	1,622,000
	01/29/2014	—	—	—	—	—	—	100,000(8)	—	—	1,622,000
Sharon Zezima	—	—	—	—	—	—	—	—	—	—	—
__________________

(1)
The amounts reported in this column represent the aggregate grant date value of each award computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock reported in the Stock Awards column are set forth in Note 3 to the audited financial statements included in our annual report on Form 10-K for the year ending December 31, 2014 filed on February 20, 2015.

(2)
This award of 4,500,000 RSUs vests in three tranches of 1,500,000 RSUs each. The first tranche vested on the grant date. Each of the second and third tranches vests monthly over 36 months from the grant date, with vesting conditional upon Mr. Woodman’s continued service and our Class A common stock having a closing price per share for 30 consecutive days equal to or greater than $34.03 and $44.24, respectively. Such market-based performance conditions for the second and third tranches were satisfied as of January 21, 2015. At that time, pursuant to the service-based vesting condition, the award was settled as to 583,332 shares of our common stock, with the remaining shares covered by the second and third tranches of the RSUs subject to vesting at the rate of 1/36th of the total number of shares covered by those tranches on the monthly anniversary of the date of grant, commencing on February 3, 2015. Upon a change in control that occurs prior to the termination of Mr. Woodman’s services, a portion of the second tranche will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share exceeds $24.00, such that the second tranche will fully vest if the acquisition price exceeds $34.03. Similarly, a portion of the third tranche will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share exceeds $34.03, such that the third tranche will fully vest if the acquisition price exceeds $44.24.

(3)
The RSUs vest over a four year period, such that 1/4th of the shares vest on each anniversary of the vesting commencement date of January 24, 2015, provided that Mr. Lazar continues to be employed by or otherwise provides services to us. In addition, if Mr. Lazar is subject to a qualified termination in connection with a change in control, then the shares underlying any unvested equity award shall vest immediately prior to his termination. See “–Potential Payments upon Termination or Change in Control” below.

(4)
The option shall vest over a five year period, such that 1/5th of the shares shall vest on the first anniversary of his vesting commencement date of January 24, 2014 and the remainder to vest as to 1/60th of the shares monthly thereafter, provided that Mr. Lazar continues to be employed by or otherwise provides services to us. In addition, if Mr. Lazar is subject to a qualified termination in connection with a change in control, then the shares underlying any unvested equity award shall vest immediately prior to his termination. In November 2014 we accelerated 180,000 of the shares underlying the option in connection with Mr. Lazar’s participation in our follow-on offering. See “–Potential Payments upon Termination or Change in Control” below.

(5)
The RSUs vest over a four year period, such that 1/16th of the shares will vest on each three month anniversary of the vesting commencement date of June 2, 2014, subject to Mr. Bates’ continuing status as an employee or service provider through each such date. In addition, such option shall accelerate if Mr. Bates is subject to a qualified termination or a qualified termination in connection to a change in control as further described below in “–Potential Payments upon Termination or Change in Control.”

(6)
The option vests over a four year period, such that 1/48th of the shares subject to this stock option shall vest on each monthly anniversary of the vesting commencement date of June 2, 2014, subject to Mr. Bates’ continuing status as an employee or service provider through each such date. In addition, such option shall accelerate if Mr. Bates is subject to a qualified termination or a qualified termination in connection to a change in control as further described below in “–Potential Payments upon Termination or Change in Control.”

(7)
The RSUs vest over a four year period, such that 1/4th of the RSUs shall vest on each anniversary of the vesting commencement date, of January 29, 2014 provided that Ms. Richardson continues to provides services to us. Effective February 27, 2015, Ms. Richardson resigned and ceased to serve as our Chief Operating Officer. Pursuant to her change in control and severance agreement, Ms. Richardson shall continue to vest in her equity awards for 12 months pursuant to her continued service as a limited consultant. See “–Potential Payments upon Termination or Change in Control” below.

(8)
The RSUs vest over a five year period, such 1/2 of the RSUs shall vest on the four year anniversary of the vesting commencement date of January 29, 2014 and 1/2 shall vest on the five year anniversary of the vesting commencement date. Effective February 27, 2015, Ms. Richardson resigned and ceased to serve as our Chief Operating Officer and the shares underlying this RSU award were forfeited.

Outstanding Equity Awards at December 31, 2014
The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officers as of December 31, 2014.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Nicholas Woodman	—	—	—	—	—	3,000,000(3)	189,660,000
Jack Lazar	158,700	720,000(4)	—	16.22	01/28/2024	100,000(5)	6,322,000
Anthony Bates	284,638(6)	1,992,468	—	18.40	06/02/2024	217,656(7)	13,760,212
Nina Richardson	187,500	243,750(8)	—	13.72	02/18/2023	200,000(9)	12,644,000
Sharon Zezima	24,218	48,438	—	15.59	09/15/2023	—	—
__________________

(1)
Except as otherwise described in these footnotes, all options vest as to 1/4th of the shares of Class B common stock underlying the options on the first anniversary of the vesting commencement date and as to 1/48th of the shares underlying the option each month thereafter. The vesting commencement date for Mr. Lazar’s option grant is January 24, 2014, the vesting commencement date for Ms. Richardson’s option grant is February 12, 2013 and the vesting commencement date for Ms. Zezima’s option grant is July 29, 2013. Any options exercised prior to their vesting date would be subject to forfeiture as specified in the 2010 Plan. In addition, if the executive is subject to a qualified termination in connection with a change in control, then the shares underlying any unvested equity award shall vest immediately prior to the termination of the executive, pursuant to the severance and change in control policy adopted in January 2014 (described below).

(2)
Represents the fair market value of a share of our Class B common stock, as determined by our board of directors, on the grant date. See the section titled “Management’s discussion and analysis of financial condition and results of operations—Critical accounting policies and estimates—Stock-based compensation” included in our annual report on Form 10-K for the year ending December 31, 2014 filed on February 20, 2015 for a discussion of the valuation of our Class B common stock.

(3)
Includes two tranches of 1,500,000 RSUs each. Each of the second and third tranches vests monthly over 36 months from the grant date, with vesting conditional upon Mr. Woodman’s continued service and our Class A common stock having a closing price per share for 30 consecutive days equal to or greater than $34.03 and $44.24, respectively. Such market-based performance conditions for the second and third tranches were satisfied as of January 21, 2015. At that time, pursuant to the service-based vesting condition, the award was settled as to 583,332 shares of our common stock, with the remaining shares covered by the second and third tranches of the RSUs subject to vesting at the rate of 1/36th of the total number of shares covered by those tranches on the monthly anniversary of the date of grant, commencing on February 3, 2015. Upon a change in control that occurs prior to the termination of Mr. Woodman’s services, a portion of the second tranche will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share exceeds $24.00, such that the second tranche will fully vest if the acquisition price exceeds $34.03. Similarly, a portion of the third tranche will vest (regardless of any service-based vesting conditions) to the extent that the acquisition price per share exceeds $34.03, such that the third tranche will fully vest if the acquisition price exceeds $44.24.

(4)
The option shall vest over a five year period, such that 1/5th of the shares shall vest on the one year vesting commencement date of January 24, 2014 and the remainder to vest as to 1/60th of the shares monthly thereafter, subject to Mr. Lazar’s continuing status as an employee or service provider through each such date. In addition, if Mr. Lazar is subject to a qualified termination in connection with a change in control, then the shares underlying any unvested equity award shall vest immediately prior to his termination. In November 2014 we accelerated 180,000 of the shares underlying the option in connection with Mr. Lazar’s participation in our follow-on offering. See “–Potential Payments upon Termination or Change in Control” below.

(5)
The RSUs vest over a four year period, such that 1/4th of the shares vest on each yearly anniversary of the vesting commencement date of January 24, 2014, subject to Mr. Lazar’s continuing status as an employee or service provider through each such date. In addition, if Mr. Lazar is subject to a qualified termination in connection with a change in control, then the shares underlying any unvested equity award shall vest immediately prior to his termination. See “–Potential Payments upon Termination or Change in Control” below.

(6)
The option vests over a four year period, such that 1/48th of the shares subject to this stock option shall vest on each monthly anniversary on the vesting commencement date of June 2, 2014, subject to the Mr. Bates’ continuous status as an employee or service provider through each such date. In addition, such option shall accelerate if Mr. Bates is subject to a qualified termination or a qualified termination in connection to a change in control as further described below in “–Potential Payments upon Termination or Change in Control.”

(7)
The RSUs vest over a four year period, such that 1/16th of the shares will vest on each three month anniversary of the vesting commencement date of June 2, 2014 subject to the Mr. Bates’ continuous status as an employee or service provider through each such date. In addition, such option shall accelerate if Mr. Bates is subject to a qualified termination or a qualified termination in connection to a change in control as further described below in “–Potential Payments upon Termination or Change in Control.”

(8)
In addition to the time-based vesting indicated in footnote (1), an additional 25,000 of the shares became vested and exercisable on February 12, 2015 because we achieved the goals approved by our board of directors under our 2014 Operating Plan. Effective February 27, 2015, Ms. Richardson resigned and ceased to serve as our Chief Operating Officer. Pursuant to her change in control and severance agreement, Ms. Richardson shall continue to vest in her equity awards for 12 months pursuant to her continued service as a limited consultant. See “–Potential Payments upon Termination or Change in Control” below.

(9)	See the vesting schedule of such RSUs described in footnotes 7 and 8 to the Grants of Plan-Based Awards table above.
Option Exercises and Stock Vested
The following table provides information concerning each exercise of options and each vesting of RSUs in 2014 for each Named Executive Officers as of December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas Woodman	—	—	1,500,000	27,600,000
Jack Lazar	3,300	137,874	—	—
	18,000	1,058,040	—	—
Anthony Bates	—	—	31,093(1)	1,957,624
Nina Richardson	18,750	1,149,000	—	—
Sharon Zezima	2,344	139,257	—	—
__________________

(1)	Includes 15,547 shares underlying RSUs settled in December 2014 on a cashless basis, for which Mr. Bates received a net of 7,761 shares of Class B common stock.

Employment, severance and change in control agreements
Nicholas Woodman
In June 2014, we entered into an employment letter with Mr. Woodman, which provides for certain severance and other benefits upon a qualifying termination of employment. If Mr. Woodman’s service is terminated by us without cause or due to his resignation for good reason other than in connection with a change in control, he will be entitled to (i) a single lump sum payment equal to 12 months of his then-current base salary and target bonus (assuming a 150% achievement threshold), (ii) an additional payment of the pro-rata portion of his target bonus for the year of his termination and (iii) continuation of benefits under COBRA for 12 months following termination (or if applicable law requires otherwise, a lump sum payment equal to that amount). If Mr. Woodman’s service is terminated by us without cause or due to his resignation for good reason within 24 months following a change in control, he shall be entitled to (i) a single lump sum payment equal to 24 months of his then-current base salary and target bonus (assuming a 150% achievement threshold),

(ii) an additional payment of the pro-rata portion of his target bonus for the year of his termination, (iii) fully accelerated vesting of all of his then-outstanding equity awards (other than his 4,500,000 RSUs granted in June 2014) and (iv) continuation of benefits under COBRA for 18 months following termination (or if applicable law requires otherwise, a lump sum payment equal to that amount). These payments and benefits are conditioned on Mr. Woodman’s execution and delivery of an irrevocable release to us within the 60 days following his termination.
Jack Lazar
In January 2014, we entered into an employment letter with Mr. Lazar. The offer letter provided that Mr. Lazar’s option to purchase 900,000 shares of Class B common stock would vest 20% on the 12 month anniversary of his commencement of employment and in equal monthly installments over the 48 months thereafter, subject to his continuous service. In addition, the offer letter provides that his 100,000 RSUs would vest in four equal annual installments of 25%, subject to his continuous service. We also entered into a change in control severance agreement with Mr. Lazar, which we amended and restated in June 2014, the terms of which are described in detail below. The agreement provides that (i) in the event of a qualified termination within three months preceding or 12 months following a change in control, Mr. Lazar shall be entitled to acceleration in full of all of his equity awards and (ii) in the event of a qualified termination not connected to a change in control, 25% of the shares initially subject to his equity awards will accelerate or we will continue to allow him to vest in his equity awards as a limited consultant for up to 12 months post-employment.
Anthony Bates
In June 2014, we entered into an employment letter with Mr. Bates. The offer letter provided that Mr. Bates’ option to purchase 2,277,106 shares of Class B common stock would vest in equal monthly installments over 48 months, subject to his continuous service. In addition, the offer letter provides that his 248,749 RSUs would vest in equal quarterly installments over four years, subject to his continuous service. Upon a change in control, his equity awards will accelerate such that a total of 50% of his equity awards will be vested. If Mr. Bates’ service is terminated by us without cause or due to his resignation for good reason other than in connection with a change in control, he will be entitled to (i) a single lump sum payment equal to 12 months of his then-current base salary and target bonus (assuming a 100% achievement threshold), (ii) an additional payment of the pro-rata portion of his target bonus for the year of his termination, (iii) acceleration of 25% of the shares initially subject to his equity awards and (iv) continuation of benefits under COBRA for 12 months following termination (or if applicable law requires otherwise, a lump sum payment equal to that amount). If Mr. Bates’ service is terminated by us without cause or due to his resignation for good reason within 24 months following a change in control, he shall be entitled to (i) a single lump sum payment equal to 24 months of his then-current base salary and target bonus (assuming a 200% achievement threshold), (ii) an additional payment of the pro-rata portion of his target bonus for the year of his termination, (iii) fully accelerated vesting of all of his then-outstanding equity awards and (iv) continuation of benefits under COBRA for 18 months following termination (or if applicable law requires otherwise, a lump sum payment equal to that amount). These payments and benefits are conditioned on Mr. Bates’ execution and delivery of an irrevocable release to us within the 60 days following his termination. Finally, Mr. Bates is eligible to receive a tax “gross-up” or reimbursement payment in the event that he is subject to Section 4999 of the Code as a result of the payments and benefits that he receives in connection with a change in control as further described below in “—Potential Payments Upon Termination or Change in Control”
Nina Richardson
In February 2013, we entered into an offer letter with Nina Richardson. The offer letter provided that Ms. Richardson’s option to purchase 450,000 shares of Class B common stock would vest 25% on the 12 month anniversary of her commencement of employment and in equal monthly installments over the 36 months thereafter, subject to her continuous service. In addition, the offer letter provides that 25,000 option shares would vest on the two-year anniversary of her commencement of employment in the event that we achieve our 2014 Operating Plan as approved and certified by our board of directors subject to her continuous service. Subsequent to the execution of the offer letter, we entered into a change in control severance agreement with Ms. Richardson, which we amended and restated in June 2014. The agreement provides that (i) in the event of a qualified termination within three months preceding or 12 months following a change in control, Ms. Richardson shall be entitled to acceleration in full of all of her equity awards and (ii) in the event of a qualified termination not connected to a change in control, 25% of the shares initially subject to her equity awards will accelerate or we will continue to allow her to vest in her equity awards as a limited consultant for up to 12 months post-employment. Upon Ms. Richardson’s resignation from her position as Chief Operating Officer on February 27, 2015, Ms. Richardson received the severance benefits described below in “–Potential Payments upon Termination or Change in Control”
Sharon Zezima
In August 2013, we entered into an employment letter with Ms. Zezima. The offer letter provided that Ms. Zezima’s option to purchase 75,000 shares of Class B common stock would vest 25% on the 12 month anniversary of her commencement of employment and in equal monthly installments over the 36 months thereafter, subject to her continuous service. We also entered into a change in control severance agreement with Ms. Zezima, the terms of which are described in detail below. The agreement provides that in the event of a qualified termination within three months preceding or 12 months following a change in control, Ms. Zezima shall be entitled to acceleration in full of all of her equity awards.

Potential Payments upon Termination or Change in Control
In January 2014, we adopted a change in control and severance policy applicable to our executive officers and certain other employees pursuant to which each employee entered into an agreement governing such situations. The change in control and severance agreement with each of our Named Executive Officers requires us to pay certain benefits upon a qualifying termination, which occurs if we terminate the employee’s employment without cause, or the employee resigns with good reason, within three months preceding or 12 months following a change in control. These benefits are contingent upon the employee’s execution, delivery and non-revocation of a release and waiver of claims satisfactory to us following the employee’s separation from service. In addition, for six months following termination of employment, and as a condition to the benefits under this agreement, the employee must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers or employees.
Under the employment letter dated June 2, 2014, Mr. Woodman is eligible for severance benefits upon a qualifying termination connected to a change in control as described in “—Employment, severance and change in control agreements—Nicholas Woodman.” In addition, Mr. Woodman has vesting and acceleration terms on his outstanding RSUs that supercede any acceleration that would have been provided under his employment letter. See “—Outstanding equity awards at December 31, 2014.”
Under his amended change in control severance agreement dated June 8, 2014, Mr. Lazar is eligible for severance benefits of 12 months of then-current base pay and 100% of his target bonus or, if greater, his most recent annual bonus, and $3,000 per month for 12 months in lieu of employee benefits upon a qualifying termination within three months preceding or 12 months following a change in control. In addition, upon a qualifying termination within three months preceding or 12 months following a change in control, the shares underlying all unvested equity awards held by Mr. Lazar will become vested and exercisable in full immediately prior to such termination. Furthermore, Mr. Lazar shall be entitled to these same benefits upon a qualifying termination not connected to a change in control, except that in lieu of 100% acceleration of his equity awards, he will be entitled to immediate vesting acceleration of 25% the shares initially subject to his equity awards or we will allow him to vest in his equity awards as a limited consultant for up to 12 months post-employment.
Under the employment letter dated June 2, 2014, Mr. Bates is eligible for severance benefits upon a qualifying termination connected to a change in control as described in “—Employment, severance and change in control agreements—Anthony Bates.” In addition, Mr. Bates may be entitled to a cash payment from us to partially cover certain tax liabilities that Mr. Bates may incur if we undergo a change in control within the meaning of Section 280G of the Code.  If we undergo a change in control during the three years following Mr. Bates’ commencement of employment, any payments that could be “parachute payments” within the meaning of Section 280G will be reduced so that Mr. Bates retains, on an after-tax basis, the greatest amount of those payments. The “parachute payments” following this cutback are referred to as the “Subject Payments.”

If after that cutback, Mr. Bates will owe excise taxes under Section 280G, Mr. Bates will be entitled to receive (i) a cash payment from us equal to the excise tax owed and (ii) an additional payment to pay the excise tax, employment tax, and income taxes arising from this initial cash payment (the “280G Payment”). The calculation of the 280G Payment will exclude equity awards other than his initial stock option and RSUs granted on June 3, 2014. However, if the Subject Payments do not exceed 10% of three times his average historical compensation for the preceding five calendar years (or shorter period of service), then we are not required to make this cash payment to Mr. Bates and Mr. Bates has agreed to a partial reduction of his Subject Payments.

We have estimated the value of the 280G Payment based upon the following: (i) an assumed aggregate base compensation in 2014 of $800,000, (ii) assumed effective tax rates equal to 39.6% (federal), 13.3% (California), 2.35% (Medicare), and 20% (Section 280G excise taxes), (iii) that options and restricted stock units are assumed or substituted by a hypothetical acquiror on December 31, 2014, (iv) an assumed change in control price equal to our closing price on the last business day of December 2014 of $63.22, and (v) rebuttal of any presumption that the entirety of the option grant and restricted stock unit award were granted in contemplation of any merger or similar transaction just because they were granted within one year of December 31, 2014. The value of the change in control payments that Mr. Bates receives may be reduced by a showing that additional portions of the potential parachute payments represent reasonable compensation for services or may otherwise be offset by the value attributable to a non-competition agreement and we have not factored in any such reduction. Accordingly, if a change in control were to occur on December 31, 2014, subject to the assumptions above, the 280G Payment to Mr. Bates would be $16,468,186 upon a hypothetical change in control on December 31, 2014, or $44,670,015 upon a qualifying termination of his employment in connection with a hypothetical change in control on such date.  Our obligation to make any such cash payment ends on June 3, 2017.

Under her amended change in control severance agreement dated June 8, 2014, Ms. Richardson was eligible for severance benefits of 12 months of then-current base pay, 100% of her target bonus or, if greater, her most recent annual bonus, and $3,000 per month for 12 months in lieu of employee benefits upon a qualifying termination within three months preceding or 12 months following a change in control. In addition, upon a qualifying termination within three months preceding or 12 months following a change in control, the shares underlying all unvested equity awards held Ms. Richardson would become vested and exercisable in full immediately prior to such termination. Furthermore, Ms. Richardson was entitled to these same benefits upon a qualifying termination not connected to a change in control, except that in lieu of 100% acceleration of her equity awards, she was entitled to immediate vesting acceleration of

25% of the shares initially subject to her equity awards or we would allow her to vest in her equity awards as a limited consultant for up to 12 months post-employment. Pursuant to this amended change in control severance agreement, upon Ms. Richardson’s resignation in February 2015, Ms. Richardson received the following severance benefits:

•	$350,000, representing 12 months of her current base pay;

•	$387,081, representing an amount equal to her annual bonus for 2014;

•	$36,000, representing $3,000 per month for 12 months in lieu of employee benefits; and

•	continued vesting of her equity awards subject to her providing services as a limited consultant until February 27, 2016.
Under the change in control severance agreement dated January 13, 2014, Ms. Zezima would be eligible for severance benefits of 12 months of then-current base pay and 100% of her target bonus or, if greater, her most recent annual bonus, and $3,000 per month for 12 months in lieu of employee benefits upon a qualifying termination within three months preceding or 12 months following a change in control. In addition, upon a qualifying termination connected with a change in control, the shares underlying all unvested equity awards held Ms. Zezima will become vested and exercisable in full immediately prior to such termination.
The following table sets forth the estimated payments that would be received by the Named Executive Officers upon a change in control of our company, upon a termination of employment without cause or following a resignation for good reason, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change in control in our company. The table below reflects amounts payable to each Named Executive Officer assuming that, his or her employment was terminated on December 31, 2014 and, a change in control of our company also occurred on that date.

	Change in Control Alone			Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Value of Accelerated Vesting ($)(1)	Tax Gross-up ($)	Total ($)	Cash Severance($)	Continuation of Medical Benefits($)	Value of Accelerated Vesting ($)(1)	Total ($)	Cash Severance($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(1)	Tax Gross-up($)	Total ($)
Nicholas Woodman	189,660,000(2)	—	189,660,000	4,493,600	21,643	—	4,515,243	5,293,600	32,464	189,660,000(3)	—	194,986,064
Jack Lazar	—	—	—	612,500	36,000	12,155,500	12,804,000	612,500	36,000	40,162,000	—	40,810,500
Anthony Bates	44,169,727	16,468,186	63,490,351	2,315,520	21,643	29,446,451	31,783,613	3,915,520	32,464	103,062,628	44,670,015	151,680,627
Nina Richardson(4)	—	—	—	612,500	36,000	8,729,750	9,378,250	612,500	36,000	24,709,625	—	25,358,125
Sharon Zezima	—	—	—	—	—	—	—	385,000	36,000	2,307,102	—	2,728,102
__________________

(1)
The value of accelerated vesting is calculated based on the closing price of our common stock on the NASDAQ Stock Market as of December 31, 2014 ($63.22) less, if applicable, the exercise price of each outstanding stock option.

(2)	Assumes the achievement of certain performance requirements upon a change in control alone.

(3)	The acceleration of vesting assumes achievement of certain performance requirements upon a change in control alone and is triggered by such change in control alone.

(4)
Upon Ms. Richardson’s resignation from her service as Chief Operating Officer effective February 27, 2015, Ms. Richardson received the severance benefits described above in “–Potential Payments upon Termination or Change in Control.”

REPORT OF THE COMPENSATION COMMITTEE
This report of the compensation and leadership committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation and leadership committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation and leadership committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation and Leadership Committee
Michael Marks, Chair
Edward Gilhuly
Peter Gotcher

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2014 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)(1)	Weighted-average exercise price of outstanding options, warrants and rights($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	29,440,869	6.62	12,883,338(3)
Equity compensation plans not approved by security holders	—	—	—
Total	29,440,869	6.62	12,883,338

_____________________

(1)	Includes our 2010 Plan and 2014 Plan. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan.

(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(3)
There are no shares of common stock available for issuance under our 2010 Plan, but that plan will continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2010 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2014 Plan. In addition, the number of shares reserved for issuance under our 2014 Plan increased automatically by 4,757,202 on January 1, 2015 and will increase automatically on the first day of January of each of 2016 through 2024 by the number of shares equal to 3% of the total outstanding shares of our common stock (which includes outstanding shares of our Class A common stock, outstanding shares of our Class B common stock, outstanding stock options and outstanding RSUs) as of the immediately preceding December 31 or a lower number approved by our board of directors. There are 3,367,557 shares of Class A common stock available for issuance under the 2014 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan increased automatically by 1,585,734 on January 1, 2015 and will increase automatically on the first day of January of each year during the term of the 2014 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock (which includes outstanding shares of our Class A common stock, outstanding shares of our Class B common stock, outstanding stock options and outstanding RSUs) as of the immediately preceding December 31 or a lower number approved by our board of directors.

RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2014, we were a party to the following transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Offer Letters and Change In Control Agreements
We have entered into offer letters and change in control severance agreements with our executive officers that, among other things, provide for severance and change in control benefits. See “Executive compensation—Employment, severance and change in control agreements” for information about these agreements.
Indemnification of Directors
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.
Employment arrangement with 5% stockholder
Neil Dana has been employed by us since October 2004. During 2014, Mr. Dana had total cash compensation, including base salary, bonus and other compensation, of $373,186.
Other Transactions
Beginning in April 2013, we entered into agreements for certain contract manufacturing and engineering services with a company affiliated with Foxteq Holdings Inc., a beneficial owner of more than 5% of our capital stock. During 2014, we made payments of $12.2 million for services rendered under these agreements.
In July 2013, we loaned to Paul Crandell, our Senior Vice President of Marketing, $150,000, pursuant to a demand payment loan that did not bear interest, which was repaid in March 2014.
In August 2013, we entered into an agreement with Mooresville Motorplex, LLC, a company owned by the son of Michael Marks, one of our directors, to acquire certain naming rights to a sprint kart track. As consideration for these naming rights, we will pay a total of $525,000 in installments beginning in October 2013 over the naming rights period. In addition to cash payment for the naming rights, we are also contractually obligated to provide Mooresville Motorplex with 300 capture devices at no cost over the life of the agreement. Mr. Marks is not affiliated with, and has no financial interest in, Mooresville Motorplex, LLC.
As of March 31, 2015, we incurred and expensed chartered aircraft fees of $734,505 for the use of Nicholas Woodman’s private plane, of which $313,933 was paid during 2014.   All reimbursement payments made to Mr. Woodman for the use of his private plane were made pursuant to our Chartered Aircraft Use Policy which was approved by our audit committee.
In May 2014, we amended the outstanding stock options granted to our former Chief Financial Officer, Kurt Amundson to facilitate net exercise of those options and subsequently repurchased 41,154 shares of common stock from Mr. Amundson’s estate for a total purchase price of $757,234.
In June 2014, we sold seven automobiles owned by us to Nicholas Woodman for a total purchase price of $287,618. The purchase price Mr. Woodman paid for each automobile was based on the deemed fair values attributed to third-party sales of automobiles of similar make, model, age and condition by appraisers, dealers or well-known automotive resources.

Review, Approval or Ratification of Transactions with Related Parties
Our Corporate Governance Guidelines and our related party transactions policy requires that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters), must be reviewed and approved or ratified by our audit committee (other than transactions that are subject to review by our board of directors as a whole or any other committee of our board of directors). In approving or rejecting any such proposal, our audit committee will consider the relevant and available facts and circumstances, including, but not limited to, the extent of the related person’s interest in the transactions, the material facts of the proposed transaction, including the proposed aggregate value of such transaction and whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements for the year ending December 31, 2014. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).
The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from GoPro.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ending December 31, 2014 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Kenneth Goldman, Chair
Edward Gilhuly
Peter Gotcher

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at GoPro, Inc., 3000 Clearview Way, San Mateo, California 94402, Attn: Secretary.
To be timely for the 2016 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 23, 2016 and not later than 5:00 p.m. Pacific Time on March 25, 2016. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2016 Annual Meeting must be received by the Secretary no later than December 29, 2015 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2014, except for one Form 3 and three Forms 4 filed late by Foxconn (Far East) Ltd. and Hon Hai Precision Ind. Co., Ltd.
Available Information
GoPro will mail without charge, upon written request, a copy of GoPro’s annual report on Form 10-K for the year ending December 31, 2014, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
GoPro, Inc.
3000 Clearview Way
San Mateo, California 94402
Attn: Investor Relations
“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are GoPro stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or writing to 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, GoPro will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write GoPro’s Investor Relations department at 3000 Clearview Way, San Mateo, California 94402, Attn: Investor Relations or call (855) GOPROHD or (855) 467-7643.

Any stockholders who share the same address and currently receive multiple copies of GoPro’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or GoPro’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

2014 EQUITY INCENTIVE PLAN

GOPRO, INC.

2014 EQUITY INCENTIVE PLAN
1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.    SHARES SUBJECT TO THE PLAN.
2.1.    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 13,470,229 plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Provided, however, that shares reserved and available for grant and issuance pursuant to subpart (i) – (v) of this Section 2.1 shall be issuable as Common Stock of the Company regardless of their series or class under the prior plan.
2.2.    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.    Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be automatically increased January 1 of each of the calendar years 2015 through 2024, by the lesser of (i) three percent (3%) of the number of Shares, Share equivalents, Class B Common Stock shares, and Class B Common Stock equivalents outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5.    Limitations. No more than 134,702,290 Shares shall be issued pursuant to the exercise of ISOs.
2.6.    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e)

the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.    ELIGIBILITY. ISOs may be granted only to eligible Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than Five Hundred Thousand (500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to be granted up to a maximum of One Million (1,000,000) Shares in the calendar year in which they commence their employment.
4.    ADMINISTRATION.
4.1.     Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)     determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;

(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;
(o)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(p)    make all other determinations necessary or advisable for the administration of this Plan; and
(q)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.     Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4.     Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.     Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, or any other applicable law.
5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.     Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6.    Termination of Service.
(a)    Not for Death, Disability or Cause. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(b)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) six (6) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(d)    Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.
5.7.    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to

ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.    STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.    RESTRICTED STOCK UNITS. Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.    Terms of Performance Shares. The Committee will dtermine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $1,000,000 in Performance Awards in any calendar year under this Plan.
10.2.    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non- Employee Director pursuant to this Section 12 in any calendar year shall not exceed 1,000,000.
12.1.    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.2.    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.    WITHHOLDING TAXES.
13.1.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.
13.2.    Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the

Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.    TRANSFERABILITY.
14.1.    Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.
14.2.    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1.    Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)    The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)    The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.
(c)    The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).
(d)    The full acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.
(e)    The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or re- acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.    “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
28.5.    “Board” means the Board of Directors of the Company.

28.6.    “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.
28.7.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.8.    “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.9.    “Common Stock” means the Class A common stock of the Company.
28.10.    “Company” means GoPro, Inc., or any successor corporation.
28.11.    “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.12.    “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.13.    “Director” means a member of the Board.
28.14.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.    “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
28.16.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.    “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.
28.19.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.    “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.21.    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22.    “IRS” means the United States Internal Revenue Service.
28.23.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.24.    “Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.26.    “Participant” means a person who holds an Award under this Plan.
28.27.    “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
28.28.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Billings;
(c)    Revenue;
(d)    Net revenue;
(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(f)    Operating income;
(g)    Operating margin;
(h)    Operating profit;
(i)    Controllable operating profit, or net operating profit;
(j)    Net Profit;
(k)    Gross margin;
(l)    Operating expenses or operating expenses as a percentage of revenue;
(m)    Net income;
(n)    Earnings per share;
(o)    Total stockholder return;
(p)    Market share;
(q)    Return on assets or net assets;
(r)    The Company’s stock price;

(s)    Growth in stockholder value relative to a pre-determined index;
(t)    Return on equity;
(u)    Return on invested capital;
(v)    Cash Flow (including free cash flow or operating cash flows);
(w)    Cash conversion cycle;
(x)    Economic value added;
(y)    Individual confidential business objectives;
(z)    Contract awards or backlog;
(aa)    Overhead or other expense reduction;
(bb)    Credit rating;
(cc)    Strategic plan development and implementation;
(dd)    Succession plan development and implementation;
(ee)    Improvement in workforce diversity;
(ff)    Customer indicators;
(gg)    New product invention or innovation;
(hh)    Attainment of research and development milestones;
(ii)    Improvements in productivity;
(jj)    Bookings;
(kk)    Attainment of objective operating goals and employee metrics; and
(ll)    Any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.29.    “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
28.30.    “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
28.31.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household

(other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32.    “Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
28.33.    “Plan” means this GoPro, Inc. 2014 Equity Incentive Plan.
28.34.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.35.    “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
28.36.    “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
28.37.    “SEC” means the United States Securities and Exchange Commission.
28.38.    “Securities Act” means the United States Securities Act of 1933, as amended.
28.39.    “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Company may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, an employee shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.
28.40.    “Shares” means shares of the Common Stock and the common stock of any successor security.
28.41.    “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
28.42.    “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
28.43.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.44.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.45.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

APPENDIX B

EXECUTIVE BONUS PLAN

GOPRO EXECUTIVE BONUS PLAN
INTRODUCTION

1.
OBJECTIVE: The objective of the Executive Bonus Plan (“Plan”) is to financially incentivize and reward executives based upon the Company’s performance and for their individual contributions to the success of GoPro.

2.
PARTICIPANTS: This Plan applies to GoPro Executives who 1) begin work before the first day of the Company’s fourth quarter (October 1), 2) are actively employed on the day bonuses are paid, and 3) are not covered by any other bonus, commission, or incentive plan (“Participants”). This Plan excludes employees who are not expressly classified by GoPro as “regular,” including but not limited to temporary employees.

3.
CHANGES IN PLAN: The Company reserves the right, in its sole discretion, to modify or terminate the Plan in total or in part, at any time. Any such change must be in writing and approved by the Compensation and Leadership Committee of the Board of Directors. However, no modification or termination shall apply retroactively as to cause a forfeiture of an earned Bonus.

4.
INTERPRETATION OF PLAN: In the event of a question or dispute involving the interpretation or administration of the Plan, the Compensation and Leadership Committee will interpret and administer the Plan. The decision of the Compensation and Leadership Committee shall be made based upon its sole discretion, and shall be final and binding. All inquiries should be in writing to the VP, People, who will forward the inquiry to the Compensation and Leadership Committee for consideration and decision within 30 business days.

5.
ENTIRE AGREEMENT: This Plan is the entire plan between GoPro and Participants and supersedes all prior compensation or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

BONUS PLAN ELEMENTS

1.
ELIGIBLE EARNINGS are defined as base pay as listed in Workday (“Eligible Earnings”), prorated for hire date, base pay rate changes, bonus target percent changes and leaves of absence (proration based on 365 days in the year) that occur the plan year. Eligible earnings exclude Company payments in addition to base pay including but not limited to payments for moving or relocation allowances, or other bonuses or commissions. Changes to base pay throughout the calendar year will be reflected in final wages used to calculate the bonus.

2.
BONUS TARGET is the percentage of Eligible Earnings to be paid out, determined by each participant’s position and communicated at the time of hire or as amended in writing. The bonus is 30% weighted on Individual Performance to measurable objectives (“Individual Performance Bonus”), and 70% weighted on Company Performance (“Company Performance Bonus”). The Individual Performance Bonus can be between 0% and 130% of the Bonus Target, and will be determined by executive management and confirmed by the Compensation and Leadership Committee. The Company Performance bonus can be between 0% and 200% of the Bonus Target, and is calculated from performance against annual operating plan targets set by the Board of Directors for revenue (up to 110% of target), operating profit (up to 120% of target), and gross margin (up to 105% of target) as a straight sum of the following contributions:

Contribution from Revenue     =    -10 × (90% - % attainment of Revenue Target) / 3
Contribution from Operating Profit % (before impact of bonus)    =    -5 × (80% - % attainment of OP Target %) / 3
Contribution from Gross Margin % (before impact of bonus)    =-20 × (95% - % attainment of Gross Margin Target %) / 3

Calculation of operating profit and gross margin percentages are on a non-GAAP basis which excludes stock compensation expenses, intangible charges, and other one-time charges as appropriate. The actual performance against the plan will be calculated by the Finance department and verified by Executive Management.
Example Calculation (in thousands except percentage data)

B-1

Company Performance Target	Sample Target	Sample Attainment to Target	Attainment Factor	Attainment Range: Threshold to Max	Max Payout	Payout ratio per increment of attainment	Attainment over min threshold	Payout Ratio (un-weighted)	Weight	Payout %
Revenue	$900,000	$1,100,000	122.2%	90-110%	200%	10%	32.2%	200%	0.333333333	66.67%
Gross Margin	40.0%	38.0%	95.0%	95-105%	200%	20%	0.0%	0%	0.333333333	0.0%
Operating Profit	12.0%	12.0%	100.0%	80-120%	200%	5%	20.0%	100%	0.333333333	33.33%
								Total Payout (sum)		100.00%

For covered employees within the meaning of Internal Revenue Code Section 162(m) the Compensation and Leadership Committee has approved the metrics set forth herein, as the metrics set forth herein are intended to constitute pre-established performance goals within the meaning of Section 162(m). The Compensation and Leadership Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of a bonus payment otherwise payable to a Participant. In addition, with respect to bonus payments issued to Participants who are not subject to the limitations of Internal Revenue Code Section 162(m), the Compensation and Leadership Committee reserves the right, in its sole discretion, to increase the amount of an incentive payment otherwise payable to a Participant with respect to any period.

3.
BONUS VESTING AND PAYMENTS: Bonuses are earned on the date of payment and not sooner, either in whole or in part. Bonuses will be paid as soon as practicable after the Company announces its financial results for the fiscal year, which generally occurs in the first quarter of the succeeding year. Bonuses, if any, will be paid before March 15 of the following calendar year. All bonus payments will be made net of applicable withholding taxes.

4.
TRANSFERS: Employees who participate in the Plan and who transfer to a new position not covered by this Plan and instead covered by another bonus, sales or incentive plan may be considered for a Bonus calculated on a pro-rata basis for the applicable period. The Senior Compensation Manager will coordinate and administer this Plan with the other bonus, sales, or incentive plan and his/her determinations shall be final and binding.

5.
INACTIVE EMPLOYEES: Employees on leave of absence, extended vacation or out of the office will be considered for a prorated Bonus for both the Company Performance and Individual Performance (based upon their level of performance and contribution while actively employed during the plan year). The proration will be calculated based on the percentage of the year worked. The Senior Compensation Manager will determine the appropriate proration and his/her determinations shall be final and binding.

6.	TERMINATION OF EMPLOYMENT BEFORE DATE OF PAYMENT: A Participant who terminates employment before the date the bonus is earned, whether termination is voluntary or involuntary, shall earn no Bonus.

7.
EMPLOYMENT AT WILL: The employment of all Plan Participants at GoPro is for an indefinite period of time and is terminable at will, at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between GoPro and any Plan Participant, or to change the at-will employment status of any Participant.

8.
GENERAL PROVISIONS: Bonus payments represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any incentive payment shall have no rights other than those of a general unsecured creditor to the Company. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any bonus payment shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law. No incentive payment made under the Plan shall be intended to be deferred compensation under Section 409A of the Code and will be interpreted accordingly.

ACKNOWLEDGEMENT

I acknowledge that I have read and understand GoPro’s Executive Bonus Plan.

Employee Signature	Employee Name	Job Title	Date

B-2

GoPro
Be a HERO.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPRO**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92335-P66381 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOPRO, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas Woodman
02) Anthony Bates
03) Edward Gilhuly
04) Kenneth Goldman
05) Peter Gotcher
06) Michael Marks

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐
3. Reapproval of the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may be available;	☐	☐	☐
4. Approval of the GoPro Executive Bonus Plan;	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) in this document. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M92336-P66381

GOPRO, INC.
Annual Meeting of Stockholders
June 8, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas Woodman and Jack Lazar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOPRO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, PDT on June 8, 2015, at www.virtualshareholdermeeting.com/GPRO and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side